Exhibit 10.20

AVIS RENT A CAR SYSTEM, LLC

PENSION PLAN

EFFECTIVE JUNE 1, 2006

AVIS RENT A CAR SYSTEM, LLC PENSION PLAN

INTRODUCTION

This amended and restated Avis Rent A Car System, LLC Pension Plan (the “Plan”) is made effective as of June 1, 2006. The Plan is an amendment and restatement of Part II of the Cendant Corporation Pension Plan in connection with the spin-off of Realogy Corporation by Cendant Corporation (the “Sponsor”) as part of a special dividend distribution to its shareholders (the “Dividend Distribution”). This Plan is identical in all material respects to Part II of the Cendant Corporation Pension Plan.

In connection with the Dividend Distribution, the Sponsor and Realogy Corporation agreed to separate the Cendant Corporation Pension Plan into two plans, this Plan and the Realogy Corporation Pension Plan. The Realogy Corporation Pension Plan is effective June 1, 2006 and is identical in all material respects to Part I of the Cendant Corporation Pension Plan. Also effective on June 1, 2006, the Realogy Corporation Pension Plan assumed all liabilities and obligations under Part I of the Cendant Corporation Pension Plan, as a successor employer. Accordingly, the Plan is being amended pursuant to this restatement to reflect that the terms and provisions of the Cendant Corporation Pension Plan, Part I are no longer applicable, as the remaining assets and liabilities were transferred to the Realogy Corporation Pension Plan.

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AVIS RENT A CAR SYSTEM, LLC PENSION PLAN

	1.39	“Total and Permanent Disability”	11
	1.40	“Trustee”	11

ARTICLE 2	MEMBERSHIP		12
	2.1	Members on June 30, 1985	12
	2.2	Break in Service	12
	2.3	Prior Plan Requirement	12
	2.4	Termination of Membership	12
	2.5	Furnishing Information Required by Committee	12

ARTICLE 3	RETIREMENT DATES		12
	3.1	Normal Retirement Date	12
	3.2	Early Retirement Date	12
	3.3	Disability Retirement Date	13
	3.4	Deferred Retirement Date	13

ARTICLE 4	RETIREMENT PENSIONS		13
	4.1	Normal Retirement Pension	13
	4.2	Early Retirement Pension	14
	4.3	Disability Retirement Pension	14
	4.4	Deferred Retirement Pension	15
	4.5	Employment After Normal Retirement Date and Reemployment After Normal Retirement Date	15
	4.6	Deductions from Benefits	16
	4.7	No Reduction in Benefits for Members of Salaries or Hourly Plans	16

ARTICLE 5	NORMAL FORMS OF RETIREMENT PENSION		16
	5.1	Normal Form of Retirement Pension – Unmarried Member	16
	5.2	Normal Form of Retirement Pension – Married Member	17
	5.3	Small Payments	18
	5.4	Facility of Payments	19

ARTICLE 6	TERMINATION OF SERVICE		20
	6.1	Termination Prior to Retirement	20
	6.2	Vested Benefit	20
	6.3	Early Commencement of Vested Benefit	20
	6.4	Normal Form of Vested Benefit – Unmarried Member	21
	6.5	Normal Form of Vested Benefit – Married Member	21

	6.6	Termination Prior to January 1, 1976	22

ARTICLE 7	OPTIONAL FORMS OF BENEFITS		22
	7.1	Election of Optional Benefit	22
	7.2	Straight Life Annuity Option	23
	7.3	Joint and Survivor Annuity Option	23
	7.4	Ten Year Certain Option	23
	7.5	Social Security Level Income Option	24
	7.6	Exercise of Option	24
	7.7	Required Distributions	24
	7.8	Rollover Distribution	30

ARTICLE 8	DEATH BENEFITS		31
	8.1	Qualified Pre-retirement Survivor Annuity	31
	8.2	Death in Service Option I	31
	8.3	Death in Service Option II	32
	8.4	Consent of Spouse	33
	8.5	Other Death Benefits	33

ARTICLE 9	CONTRIBUTIONS		34
	9.1	Contributions of the Company	34
	9.2	Irrevocability of Contributions	34
	9.3	Use of Forfeitures	34

ARTICLE 10	MANAGEMENT OF FUNDS		34
	10.1	Medium of Funding	34
	10.2	Fund to be for Exclusive Benefit of Members	34

ARTICLE 11	THE COMMITTEE AND CLAIMS PROCEDURE		34
	11.1	Appointment of Committee	34
	11.2	Officers and Subcommittees	35
	11.3	Committee Procedures	35
	11.4	Committee Powers	35
	11.5	Information for Committee	36
	11.6	Plan Records	36
	11.7	Instructions to Trustees	36
	11.8	Allocation of Duties, etc. Among Committee Members	37
	11.9	Delegation by Committee	37
	11.10	Investment Managers	37
	11.11	Costs and Expenses	37
	11.12	Standard of Care	37
	11.13	Indemnification and Insurance	37
	11.14	Disputes	38

	11.15	Committee Members as Participants	38
	11.16	Claims Procedure	38
	11.17	Compliance with Regulations	39

ARTICLE 12	AMENDMENTS		40

ARTICLE 13	TERMINATION OF THE PLAN		40
	13.1	Termination by the Company	40
	13.2	Certain Benefits Nonforfeitable	40
	13.3	Priority of Distribution on Termination	40
	13.4	Coordination with Article 15	41

ARTICLE 14	LIMITATION ON BENEFITS		41
	14.1	Code Section 415 Limitations	41
	14.2	Code Section 415 Definitions	41

ARTICLE 15	TEMPORARY LIMITATIONS ON AMOUNT OF BENEFITS		43

ARTICLE 16	SERVICE AND TRANSFER RULES		45
	16.1	Application of Provisions	45
	16.2	Service Other Than as an Employee	45
	16.3	Service Following Service as an Employee	45
	16.4	“Affiliated Company”	45

ARTICLE 17	NON-ALIENATION OF BENEFITS		46

ARTICLE 18	MISCELLANEOUS		46
	18.1	Rights of Employees	46
	18.2	Return of Contributions	46
	18.3	Mergers	47
	18.4	Monthly Benefits	47
	18.5	Governing Law	47
	18.6	Headings	47

ARTICLE 19	TOP-HEAVY PLANS		47
	19.1	Effects of Top-Heavy Status	47
	19.2	Definition of Top-Heavy Plan	49
	19.3	Exception to Combined Limit Rule	51
	19.4	Miscellaneous Rules	51

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ARTICLE 1.

Definitions

The following words and phrases shall, when used herein, have the meanings set forth below, unless a different meaning is clearly required by the context:

1.1. “Absence in Military Service” shall mean absence of an Employee in military service for the United States of America provided that the Employee returns to the employ of the Company by the end of any period prescribed by the laws of the United States during which he has reemployment rights with the Company. Notwithstanding any provision in the Plan to the contrary, effective as of December 12, 1994, contributions and benefits with respect to “qualified military service” will be provided in accordance with section 414(u) of the Code.

1.2. “Absence on Authorized Leave” shall mean any absence approved by the Company other than absence which qualifies as Absence in Military Service under Section 1.1. All such leaves of absence shall be granted in a nondiscriminatory manner so that all Employees in similar situations shall receive uniform treatment. The following periods of Absence on Authorized Leave shall be included in determining a Member’s Service:

(i) the period of any such absence, not exceeding two years, including any such absence during which the Member does not receive Compensation from the Company;

(ii) the period of any such absence, not exceeding two years, except as required by law, for service with any governmental agency or any department of the United States;

(iii) the period of any such absence during which sickness or accident benefits are being paid by the Company.

1.3. “Acquisition Date” shall mean, with respect to any Predecessor Corporation, the date on which the business and assets of such Predecessor Corporation, or such part thereof as shall have been acquired by the Company, were first acquired.

1.4. “Annuity Starting Date” shall mean the date as of which payment of a Member’s Retirement Pension or Vested Benefit is scheduled to commence in accordance with Articles 4 and 6 of this Plan.

1.5. “Actuary” shall mean the actuarial consultant or actuarial consultants designated from time to time to make actuarial computations in connection with the Plan.

1.6. “Associated Company” shall mean any division, subsidiary or affiliate of the Company designated by the Board of Directors, or by the Committee pursuant to authority delegated to it by the Board of Directors, as an Associated Company for purposes of the Plan during the period for which such designation exists. For the period of time before the Company was divested from International Telephone and Telegraph Corporation, Associated Company shall also mean any Company which was designated as an Associated Company under the Prior Salaried Plan.

1.7. “Average Final Compensation” means the average of a Member’s five highest consecutive years of Compensation during the ten calendar years prior to the earlier of: (a) the Member’s Normal, Deferred or Early Retirement Date or the date of his Termination of Employment, whichever is applicable or (b) January 1, 1999; provided, however, that if the Member’s Compensation for his last year of employment is included in the averaging period and such last year of employment is less than twelve months, his Average Final Compensation shall include Compensation during the last year of employment, the four preceding calendar years and a pro rata portion of Compensation in the fifth preceding calendar year in order to average Compensation for five full years.

For purposes of determining the Average Final Compensation of a Member whose consecutive years of Compensation during the ten calendar years prior to the Member’s Normal, Deferred or Early Retirement Date, or the date of his Termination of Employment, whichever is applicable, are interrupted by an Absence in Military Service, an Absence on Authorized Leave or any other absence if his Service prior to such absence is restored pursuant to Section 1.14.2, the years of Compensation preceding and following such absence shall be considered consecutive.

1.8. “Beneficiary” shall mean any person, including the spouse or Joint Annuitant of a Member, eligible to receive any benefits payable upon the death of the Member.

1.9. “Board of Directors” shall mean the Board of Directors of Cendant Corporation (the “Plan Sponsor”) or any successor by merger, purchase or otherwise.

1.10. “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

1.11. “Committee” shall mean the Committee appointed to administer the Plan pursuant to Article 11.

1.12. “Company” shall mean Cendant Car Rental, Inc. (formerly HFS Car Rental, Inc.), Avis Rent A Car System, Inc. or any successor by merger, purchase or otherwise, with respect to its Employees, and any other Participating Corporation or Participating Division with respect to its Employees. Effective, June 1, 2006, “Company” shall mean Avis Rent A Car System, LLC.

1.13. “Compensation” shall mean the total remuneration paid to a Member (whether before or after membership in the Plan) for service rendered to the Company, the Prior Company, an Associated Company, or a Predecessor Corporation, including any bonuses (but excluding any bonuses received pursuant to the Senior Executive Long-Term Bonus Plan) and including any severance or separation payments and final vacation pay (but only to the extent that such severance or separation payments and final vacation pay are granted by the Company on a nondiscriminatory basis to employees similarly situated), but excluding automobile, relocation or other special allowances of a similar nature, and provided that Compensation shall be determined before giving effect to any salary reduction or similar arrangement under a plan described in section 125 of the Code, or a transportation fringe benefit arrangement referred to in section 132(f)(4) of the Code or any elective deferral described in section 402(g)(3) of the Code. Effective for Plan Years beginning after December 31, 2001, the annual compensation limit shall remain $170,000 and shall not be adjusted for increases in the cost-of-living or other legislative increases in accordance with section 401(a)(17) of the Code.

A Member’s Compensation taken into account under the Plan for each Plan Year commencing after June 30, 1989 and prior to July 1, 1994, shall not exceed $200,000, as adjusted by the Secretary of the Treasury at the same time and in the same manner as under section 415(d) of the Code. In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after July 1, 1994, the annual Compensation of each Member taken into account under the Plan shall not exceed the OBRA ‘93 annual compensation limit. The OBRA ‘93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost-of-living in accordance with section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA ‘93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

For Plan Years beginning on or after July 1, 1994, any reference in this Plan to the limitation under section 401(a)(17) of the Code shall mean the OBRA ‘93 annual compensation limit set forth in this provision.

If Compensation for any prior determination period is taken into account in determining a Member’s contributions in the current Plan Year, the Compensation for that prior determination period is subject to the OBRA ‘93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after July 1, 1994, the OBRA ‘93 annual compensation limit is $150,000.

Furthermore, effective July 1, 1989 and for Plan years ending prior to January 1, 1997, in determining “Compensation,” the rules of section 414(q)(6) of the Code shall apply, except that in applying such rules, the term “family” shall include only the spouse of the Member and any lineal descendants of the Member who have not attained age 19 before the close of the calendar year. Notwithstanding the foregoing, effective January 1, 1997, the family aggregation rules of section 414(q)(6) of the Code shall no longer apply.

1.14. “Credited Service,” for purposes of determining the amount of any benefit payable to or on behalf of a Member, shall mean (a) the Member’s Credited Service as of December 31, 1975, as determined under the Salaried Plan and/or the Hourly Plan, including any periods of service prior to September 18, 1956 which were not treated as Credited Service under the Salaried Plan and/or the Hourly Plan only because such service was rendered prior to September 18, 1956, and (b) the Member’s Service as determined under Section 1.34(b).

1.14.1 Notwithstanding the foregoing or Section 1.14.4, a Member’s Credited Service shall not include (a) Service prior to January 1, 1976, when an Employee was not employed on a “full-time” basis (as hereinafter defined), and (b) Service during which a Member was not an “Employee” (as defined in Section 1.17). A “full-time” Employee is one who worked the regular schedule in effect for his job classification in accordance with Company policy in effect at such time.

1.14.2 If, after incurring a Break in Service after a Severance Date (as described in Sections 1.34.1 and 1.34.2) occurring on or after January 1, 1976, a Member is re-employed and completes a year of Service following his Reemployment Commencement Date, his prior years of Service and Credited Service shall be restored for all Plan purposes, if (a) he had fulfilled the requirements for a Vested Benefit under Section 6.2 as of such Severance Date, or (b) the period of the Member’s Break in Service, computed to the nearest 1/12th year, is less than the greater of (i) five and (ii) the aggregate number of his years of Service prior to such Severance Date.

1.14.3 If a Member who had fulfilled the requirements for a Vested Benefit under Section 6.2 shall not have received any distribution under the Plan following his prior Termination of Employment, his Service and Credited Service shall be reinstated, in accordance with the provisions of Section 1.14.2, following his Reemployment Commencement Date so that his Retirement Pension or Vested Benefit upon his subsequent Termination of Employment shall be determined on the basis of his Service, Credited Service and Average Final Compensation as of the date of such subsequent Termination of Employment. If the Member shall have received any distribution under the Plan following his prior Termination of Employment, his Service shall be so reinstated, but his Credited Service shall be so reinstated only if such distribution was not a lump sum payment made in lieu of all other benefits to which the Member may have become entitled under the Plan (a “lump sum distribution”). If such distribution was not a lump sum distribution, the Retirement Pension or Vested Benefit payable in respect of the Member upon his subsequent Termination of Employment shall be computed so as to give effect to any Retirement Pension or Vested Benefit previously paid to the Member on account of his prior Termination of Employment. Notwithstanding the foregoing, if the Member had received any distribution under the Plan following his prior Termination of Employment, his Credited Service shall, in all events, be reinstated if the Member repays the full amount of such distribution, together with interest thereon to the date of repayment computed at the rate currently determined by the Secretary of the Treasury pursuant to the provisions of section 411(c)(2)(C) of the Code, not later than the end of the five-year period beginning with the Member’s resumption of employment as an Employee.

1.14.4 A Member’s Credited Service shall include, in the case of an Employee who became a Member of the Prior Plan on January 1, 1976, and who had been excluded from membership in the Salaried Plan by reason of the fact that he had reached his fifty-fifth birthday prior to his Date of Original Employment, Service with the Company before January 1, 1976.

1.14.5 For purposes of Section 1.14.1, in the case of a Member who was employed by a Predecessor Corporation prior to its acquisition by the Company, the Member’s Credited Service as of December 31, 1975 shall be the greater of (a) or (b) below:

(a) The Member’s most recent period of continuous employment with the Company which includes December 31, 1975; or

(b) If the Acquisition Date was before July 22, 1965, the Member’s period of continuous employment with both the Predecessor Corporation and the Company which includes December 31, 1975 and the Acquisition Date.

1.14.6 For purposes of Section 1.14, the Committee may, in its discretion, and subject to the provisions of applicable law, determine the extent to which a Member’s continuous employment with a Predecessor Corporation acquired by the Company on or after July 22, 1965, shall be deemed Credited Service under this Plan.

1.14.7 If a former Member of the Salaried Plan or the Hourly Plan, who had not fulfilled the requirements for a vested benefit under either Plan, incurred a Termination of Employment prior to January 1, 1976, and thereafter was re-employed by the Company and becomes a Member of the Plan, the Member’s Credited Service before such Termination of Employment shall be restored and included in his total Credited Service under the Plan, using the rule of either (a) or (b) below, whichever produces the greater total Credited Service:

(a) The Member’s prior Credited Service shall be restored if the period of time between the date of his Termination of Employment and the date of his reemployment by the Company is less than his aggregate Credited Service prior to such Termination of Employment.

(b) The Member’s prior Credited Service shall be restored if, after his reemployment by the Company, such Member renders a period of Credited Service equal to the lesser of (i) the period of his absence or (ii) ten years.

1.14.8 For purposes of Section 1.14.1, a Member’s Credited Service shall include any period during which such Member was employed by International Telephone and Telegraph Corporation prior to 1972, if such Member was employed or rehired by the Company prior to January 1, 1976.

1.14.9 Notwithstanding anything contained herein to the contrary, for purposes of Article 4, Service by a Member with the Company subsequent to December 31, 1998 shall not be recognized in determining the Member’s Credited Service. The Credited Service of a Member (i) whose employment with the Company has not terminated as of December 31, 1998 or (ii) who is named in Appendix B hereof, shall be equal to the sum of (A) the Member’s Credited Service as otherwise determined under Section 1.14 plus (B) two years.

1.15. “Date of Original Employment” shall mean the Date of Original Employment by the Company or by an Associated Company.

1.16. “Effective Date of the Salaried Plan” shall mean January 1, 1972.

1.17. “Employee” shall mean any person employed by the Company and with respect to persons employed by Cendant Car Rental, Inc. only, those persons who were previously employed by the Prior Company, and who receives Compensation, whether on an annual or hourly basis or otherwise, other than a pension or retainer; provided, however, that except as the Board of Directors may otherwise provide on a basis uniformly applicable to all persons similarly situated, no person shall be an Employee for purposes of the Plan who (a) is engaged as a consultant or (b) is accruing benefits in respect of current service under any other pension, retirement, qualified profit-sharing or other similar plan of the Company or the Prior Company or of any Associated Company or of any subsidiary or affiliated company of the Company; and provided, further, that no person shall be an Employee for purposes of the Plan whose terms and conditions of employment are determined by a collective bargaining agreement with the Company which does not make this Plan applicable to him.

1.17.1 For all purposes of the Plan, any person who is an employee of an entity (herein referred to as a “Designated Foreign Corporation”) (a) which is created under the laws of a country other than the United States of America, (b) of which a majority interest is owned directly or indirectly by the Company, and (c) which has previously notified the Committee that an agreement hereinafter described has become effective, shall be deemed to be an Employee during his continuous employment thereafter by such Designated Foreign Corporation, provided that the Company has entered into an agreement under section 3121(1) of the Code and has satisfied the provisions of section 406 of the Code.

1.17.2 The Committee may designate on a non-discriminatory basis such resident aliens of the United States, who are employed by a Designated Foreign Corporation, who shall be deemed Employees under the Plan.

1.17.3 Resident aliens of the United States who are employed by the Company within the United States shall be treated as Employees for all Plan purposes while so employed.

1.17.4 Any person (other than an Employee) who provides services to the Company or an affiliate of the Company and who is treated as an Employee of the Company or such affiliate for purposes of certain pension requirements under section 414(n) of the Code (a “Leased Employee”), shall be deemed to be an Employee of the Company or such affiliate for purposes of the service definitions and rules of the Plan. Leased Employee means any person (other than an Employee of the Company or affiliate) who, pursuant to an agreement between the Company or affiliate and any other person (“leasing organization”), has performed services for the Company or affiliate (or for the Company or affiliate and any related persons determined in accordance with section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one (1) year, and such services are, prior to January 1, 1997, of a type historically performed by employees in the business field of the Company, and on or after January 1, 1997, performed under the primary direction and control of the Company or affiliate. Notwithstanding the foregoing, no Leased Employee shall be eligible to participate in this Plan by reason of this Section 1.17.4. For purposes of participation in the Plan, the term Employee shall exclude any person, including but not limited to a Leased Employee, who performs services for, and receives remuneration from, the Company or any affiliate of the Company under an agreement, contract or arrangement under which said individual is designated, characterized or classified as an independent contractor, as a consultant or in any category or classification other than as an employee of the Company or an affiliate of the Company, without regard to whether any determination by an agency, governmental or otherwise, or by a court concludes that such classification or characterization was in error, and without regard to whether the individual is treated as an employee of the Company pursuant to Sections 414(b), 414(c) or 414(m) of the Code or any regulations that may be issued under section 414(o) of the Code.

1.18. “Employment Commencement Date” or “Reemployment Commencement Date” shall mean the date upon which an Employee completes an Hour of Service for the Company or Prior Company following his initial employment or, in the case of reemployment, following his most recent Severance Date (as described in Sections 1.34.1 and 1.34.2).

1.19. “Equivalent Actuarial Value” shall mean, except as provided in Appendix A and Section 5.3.2 hereof, equivalent value when computed on the basis of the 1984 UP Mortality Table and the interest rate promulgated by the Pension Benefit Guaranty Corporation as applicable for valuing immediate annuities as of the first day of the Plan Year in which the Annuity Starting Date occurs.

In the case of a Member who continues employment with the Company after age 65, Equivalent Actuarial Value shall be computed on the basis of the actuarial factors in effect under the Plan on the date of the Member’s actual retirement.

1.20. “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.21. “Fund” shall mean the cash, securities and other property held for the purposes of the Plan as set forth in Article 10.

1.22. “Hour of Service” shall mean each hour for which an Employee is directly or indirectly compensated by the Company or Prior Company.

1.23. “Hourly Plan” shall mean the ITT Avis, Inc. Pension Plan for Hourly Employees, effective April 1, 1968.

1.24. “Joint Annuitant” shall mean a person designated by a Member in accordance with Article 7 to receive payments under Section 7.3 in the event of the Member’s death.

1.25. “Member” shall mean any person included in the membership of the Plan as provided in Article 2.

1.26. “Participating Corporation” shall mean any Associated Company which has by appropriate action of the Board of Directors been designated as a Participating Corporation and the board of directors of which shall have taken appropriate action to adopt the Plan.

The Board of Directors, if it so elects, may limit participation in the Plan to one or more operating or other units of any Participating Division or Participating Corporation or may exclude one or more of such units from participation in the Plan and in either such event persons employed by any operating or other unit of such Participating Division or Participating Corporation not covered by the designation thereof as such shall not be deemed to be Employees for purposes of the Plan until further action by the Board of Directors.

1.27. “Participating Division” shall mean any division of a Company or an Associated Company which has by appropriate action of the Board of Directors been designated as a Participating Division.

1.28. (a) “Plan” shall mean the Avis Rent A Car System, LLC Pension Plan as it may be amended from time to time. Any reference to “Plan” prior to June 1, 2006 shall refer to the Cendant Corporation Pension Plan, Part II, unless otherwise specifically identified or it is otherwise clear from the context.

(b) “Prior Plan” shall mean the Retirement Plan for Salaried and Hourly Employees of Avis Rent A Car System, Inc., as in effect on June 30, 1985.

1.29. “Plan Year” shall mean the calendar year.

1.30. (a) “Predecessor Corporation” shall mean any subsidiary or affiliated company of the Company, and any predecessor or subsidiary thereof, to the extent that all or part of the business and assets of any such corporation shall have been acquired by the Company either before or after the Effective Date of the Salaried Plan.

(b) “Prior Company” shall mean ARAC with respect to those Cendant Car Rental, Inc. employees who were previously employed by ARAC and who became employees of Cendant Car Rental, Inc. pursuant to an agreement between Cendant and ARAC, effective September 23, 1997.

1.31. “Prior Salaried Plan” shall mean the International Telephone Retirement Plan for Salaried Employees as in effect on December 31, 1971 as applicable to ARAC.

1.32. “Retirement Pension” shall mean a pension or other benefit payable to a Member or his Beneficiary pursuant to Articles 4, 6 or 8 hereof.

1.33. “Salaried Plan” shall mean the Retirement Plan for Salaried Employees of Avis Rent A Car System, Inc., effective as of January 1, 1972.

1.34. “Service” shall mean, (a) with respect to periods prior to January 1, 1976, a Member’s most recent period of continuous employment with the Company or Prior Company which includes December 31, 1975 and (b) with respect to periods after December 31, 1975, periods of his employment (i) beginning on the later of January 1, 1976 or his Employment or Reemployment Commencement Date and (ii) ending on his “Severance Date” (as described in Sections 1.34.1 and 1.34.2). In addition, for the purposes of Article 2 and Article 6 of the Plan, a Member’s Service, under clause (b) of the preceding sentence, shall include the period of his absence from employment after his most recent Severance Date, provided that he returns to employment with the Company or Prior Company within twelve months of such date.

1.34.1 A Member’s “Severance Date” shall mean the earlier of (a) the date on which he retires or dies or his employment with the Company or Prior Company as an Employee otherwise is terminated or (b) the first anniversary of the first date of a period in which he remains absent from employment with the Company or Prior Company for any other reason; provided, however, that if a Member retires or dies or his employment as an Employee otherwise is terminated during a period in which he is absent from employment with the Company or Prior Company for any other reason, his Severance Date shall be the date of such retirement, death or other termination of employment.

1.34.2 Notwithstanding the provisions of Section 1.34.1, no Severance Date shall occur for a Member during a period of his Absence in Military Service or Absence on Authorized Leave; provided, however, that periods of a Member’s Absence on Authorized Leave shall be included in his Service only to the extent provided in Section 1.1 or Section 1.2, as applicable.

1.34.3 In addition, in computing a Member’s Service for the purposes of Article 2 and Article 6 of the Plan, there shall be included (a) a Member’s last period of continuous employment with a Predecessor Corporation which includes the Acquisition Date and (b) the period of employment during which an Employee previously performed work for the Company or Prior Company and did not accrue benefits under either the Salaried Plan or the Hourly Plan but instead accrued benefits for such work under a pension plan sponsored by an organization other than the Company or Prior Company.

1.34.4 In addition, the period of time with respect to which a Member receives any severance or separation payment or final vacation pay shall, for all Plan purposes, be included in such Member’s Service, unless the severance or separation payment or final vacation pay is paid to the Member as a single lump sum payment.

1.34.5 A Member’s Service for all Plan purposes shall be expressed in terms of completed years and months, rounding up or down, as the case may be, to the nearest whole month.

1.34.6 A Member’s Service shall also include any period of employment by the Company or Prior Company or by an Affiliated Company (as defined in Section 16.4), to the extent recognized as such under Article 16 of the Plan relating to Transfers.

1.34.7 “Break in Service” shall mean any Severance Period greater than twelve (12) months, excluding any period of up to twelve (12) months during which an Employee is on a maternity/paternity leave. The term “maternity/paternity leave” means any absence of an Employee from work for reasons of (i) the pregnancy of the Employee, (ii) the birth of a child of the Employee or the placement of a child with the Employee for the purposes of adoption, or (iii) the care of a child for a period beginning immediately following such birth or placement.

1.34.8 “Severance Period” means each period beginning on an Employee’s Severance Date and ending on his next Reemployment Commencement Date.

1.35. “Social Security Benefit” shall mean, except as otherwise specified below, the estimated amount which is payable to a Member at age 65 under Title II of the Social Security Act as in effect on the date his Service terminates, or the estimated amount which would be payable to a Member if he were not disqualified from receiving benefits by continuing in employment, or for any other reason. Notwithstanding the foregoing, any Social Security Benefit determined under this Section 1.35 subsequent to December 31, 1998, shall be based on the provisions of Title II of the Social Security Act as in effect on December 31, 1998. In the case of a Member who has reached his fifty-fifth birthday and has completed ten years of Service as of December 31, 1998, his Social Security Benefit shall be the estimated amount which would be payable to the Member at age 65, calculated on the assumption that the Member would have no further earnings for Social Security purposes after the earlier of his Early Retirement Date or December 31, 1998. In the case of a Member who has not reached his fifty-fifth birthday and who has not completed ten years of Service as of December 31, 1998, his Social Security Benefit shall be the estimated amount which would be payable to the Member at age 65, calculated on the assumption that the Member will continue to receive earnings until his Normal Retirement Date at his rate of Compensation as in effect at the earlier of the date his Service terminates or December 31, 1998. All such estimated amounts shall be determined by the Committee on the advice of the Actuary in accordance with rules applied in a nondiscriminatory manner and without regard to Service, Compensation or changes in Title II of the Social Security Act after December 31, 1998.

Notwithstanding the foregoing, the benefit of a Member shall be calculated or recalculated based on his actual Social Security earnings history, if such Member submits an official copy of his Social Security earnings history to the Committee within six months of the later of his Severance Date or the date he is first notified of this right. Any Member whose benefit is recalculated in accordance with the preceding sentence shall have his benefit adjusted retroactive to his Annuity Starting Date, if appropriate.

1.36. “Spouse Joint and Survivor Annuity” shall mean an annuity which provides (i) actuarially reduced monthly payments to the Member during the Member’s lifetime commencing on his Annuity Starting Date, and (ii) if the Member predeceases his spouse, monthly payments to such spouse for the spouse’s lifetime, equal to 50 percent of the monthly payment which the Member was receiving as of the date of his death. The Spouse Joint and Survivor Annuity referred to in Section 5.2 shall be subsidized, in that the actuarial reduction of the Member’s Retirement Pension for purposes of calculating the Spouse Joint and Survivor Annuity shall be equal to one-half of the actuarial reduction which would otherwise be required to establish for such Member an Equivalent Actuarial Value between this form of benefit and an unsubsidized 50 percent joint and survivor annuity benefit.

1.37. “Terminated Member’s Spouse Joint and Survivor Annuity” shall mean an annuity which provides (i) actuarially reduced monthly payments to the Member during the Member’s lifetime commencing on his Annuity Starting Date, and (ii) if the Member predeceases his spouse, monthly payments to such spouse for the spouse’s lifetime equal to 50 percent of the monthly payment which the Member was receiving as of the date of his death. The Terminated Member’s Spouse Joint and Survivor Annuity shall be the Equivalent Actuarial Value of the Vested Benefit which would be payable to the Member under Section 6.4 if he were not married.

1.38. “Termination of Employment” shall mean a Member’s ceasing to be employed by the Company other than by reason of death. A Member’s ceasing to be an Employee (as defined herein) shall not be deemed a Termination of Employment if such Member either (i) continues to be employed by the Company other than as an Employee, or (ii) continues to be employed by an Affiliated Company (as defined in Section 16.4).

1.39. “Total and Permanent Disability” shall mean disability due to bodily or mental injury or disease, either occupationally or non-occupationally caused, which the Committee determines, on the basis of medical evidence satisfactory to it, is likely to be permanent and has disabled the Member from further performance of his normal work. The Committee shall apply uniform standards, including reference to medical certification, in determining whether such a disability exists. In the event that a dispute arises between the Member and the Committee as to the existence of such a disability, it shall be settled by a majority decision of three licensed physicians, one to be appointed by the Committee, one by the Member, and a third to be appointed by the two physicians so appointed.

1.40. “Trustee” shall mean the trustee or trustees by which the funds of the Plan are held as provided in Article 10.

ARTICLE 2.

Membership

2.1. Members on June 30, 1985. Each Employee of the Company or Prior Company on July 1, 1985 (including an Employee on an Absence on Authorized Leave or Total and Permanent Disability) who was a Member of the Prior Plan on June 30, 1985 shall be a Member of the Plan on July 1, 1985.

2.2. Break in Service. Each Member who has a Reemployment Commencement Date after incurring a Break in Service and each Employee who (i) was a Member of the Prior Plan at any time prior to June 30, 1985, (ii) did not become a Member on July 1, 1985 and (iii) has a Reemployment Commencement Date after incurring a Break in Service occurring on or after January 1, 1976, shall not be eligible to participate in the Plan, except that such Member or Employee shall be reinstated as a Member of the Plan, as of the first day of the month coincident with or next following his Reemployment Commencement Date, if his Service is restored pursuant to Section 1.14.2.

2.3. Prior Plan Requirement. Except as otherwise provided in Section 2.2 hereof, no person who was not a member of the Prior Plan on June 30, 1985 shall become a Member of this Plan.

2.4. Termination of Membership. A Member’s membership in the Plan shall terminate if he (i) ceases to be an Employee, other than by reason of retirement under the Plan, and (ii) does not have a Reemployment Commencement Date before incurring a Break in Service, except that a Member’s membership shall continue during any period of Absence in Military Service or Absence on Authorized Leave or while he is not an Employee (as defined in Section 1.17) but is in the employ of the Company, an Associated Company, or an Affiliated Company (as defined in Section 16.4).

2.5. Furnishing Information Required by Committee. Before any Retirement Pension shall be payable to or on the account of a Member or former Member entitled to a Vested Benefit under the Plan, such Member or former Member shall file with the Committee such information as it shall require to establish his rights under the Plan.

ARTICLE 3.

Retirement Dates

3.1. Normal Retirement Date. The “Normal Retirement Date” of a Member shall be the first day of the month coinciding with or next following his sixty-fifth birthday; provided, however, that each Member’s accrued benefit under the Plan shall become one hundred percent (100%) vested and nonforfeitable upon his sixty-fifth birthday notwithstanding any contrary provision of the Plan.

3.2. Early Retirement Date. A Member who has reached his fifty-fifth birthday and has completed ten years of Service may thereafter elect to retire on the first day of any calendar month (herein referred to as his “Early Retirement Date”) prior to his Normal Retirement Date.

Notwithstanding the foregoing, the “Early Retirement Date” of a Member who was a participant in the Hourly Plan on December 31, 1975 shall be the first day of any month prior to his Normal Retirement Date and coinciding with or next following the date on which he completes three years of Service and reaches his sixtieth birthday, on which he elects to retire, if such date is earlier than the date specified above.

3.3. Disability Retirement Date. A Member who suffers Total and Permanent Disability before his Normal Retirement Date shall retire on the first day of any calendar month (herein referred to as his “Disability Retirement Date”) coincident with or next following the date on which it is determined that he suffered such Total and Permanent Disability.

3.4. Deferred Retirement Date. The “Deferred Retirement Date” of a Member shall be the first day of the month coincident with or next following the date of his actual retirement after his Normal Retirement Date.

ARTICLE 4.

Retirement Pensions

4.1. Normal Retirement Pension. A Member who retires on his Normal Retirement Date shall be entitled to an annual “Normal Retirement Pension” equal to 1-1/2 percent of the Member’s Average Final Compensation multiplied by the number of years of his Credited Service, not in excess of 35 years (37 years with respect to any Member who receives an additional two years of Credited Service pursuant to section 1.14.9(ii)), less 1-3/7 percent of his annual Social Security Benefit multiplied by the number of years of the Member’s Credited Service not in excess of 35 years (37 years with respect to any Member who receives an additional two years of Credited Service pursuant to section 1.14.9(ii)). A Normal Retirement Pension shall commence on the Member’s Normal Retirement Date.

Unless otherwise provided under the Plan, effective on January 1, 1994, each Section 401(a)(17) Employee’s accrued benefit under this Plan shall be the greater of the Accrued Benefit determined for the Employee under (a) or (b) below:

(a) the Employee’s accrued benefit determined with respect to the benefit formula applicable for the Plan Year beginning on or after January 1, 1994, as applied to the Employee’s total years of Credited Service taken into account under the Plan for the purposes of benefit accruals, or

(b) the sum of:

(i) the Employee’s accrued benefit as of June 30, 1994, frozen in accordance with Section 1.401(a)(4)-13 of the Treasury Regulations, and

(ii) the Employee’s accrued benefit determined under the benefit formula applicable for the Plan Year beginning on or after January 1, 1994, as applied to the Employee’s years of Credited Service credited to the Employee for Plan Years beginning on or after January 1, 1994, for purposes of benefit accruals.

A Section 401(a)(17) Employee means an Employee whose current accrued benefit as of a date on or after the first day of the first Plan Year beginning on or after January 1, 1994, is based on Compensation for a year beginning prior to the first day of the first Plan Year beginning on or after January 1, 1994, that exceeded $150,000.

4.2. Early Retirement Pension. A Member who elects to retire on an Early Retirement Date shall be entitled to an annual “Early Retirement Pension” determined in the manner of a Normal Retirement Pension but based on his Average Final Compensation and Credited Service as of his Early Retirement Date. An Early Retirement Pension shall commence on the Member’s Normal Retirement Date.

Notwithstanding this Section 4.2, a Member may elect to receive his Early Retirement Pension commencing on his Early Retirement Date, or on the first day of any calendar month following his Early Retirement Date and prior to his Normal Retirement Date. If payment of a Member’s Early Retirement Pension commences prior to his Normal Retirement Date, the Member’s Early Retirement Pension determined under Section 4.2 shall be reduced by 1/4 of 1 percent for each full month by which the commencement of benefits precedes the Member reaching age 62.

4.3. Disability Retirement Pension. A Member who has suffered Total and Permanent Disability shall be entitled to an annual “Disability Retirement Pension” determined in the manner of a Normal Retirement Pension but based on the Member’s Average Final Compensation and Credited Service as computed in Section 4.3.1 or Section 4.3.2, as applicable. A Disability Retirement Pension shall commence on the Member’s Normal Retirement Date.

4.3.1 For purposes of Section 4.3 only, the Average Final Compensation of a Member who suffers Total and Permanent Disability prior to December 31, 1994, shall be computed assuming that he continues to receive Compensation during the period between the date he suffers Total and Permanent Disability and the date his Disability Retirement Pension commences at an annual rate of Compensation equal to his rate of Compensation for the 12 month period immediately preceding such Total and Permanent Disability; and such a Member’s Credited Service shall include any portion of the period between the date he suffers Total and Permanent Disability and the date his Disability Retirement Pension commences during which he either (1) receives (or would receive if he were eligible) long-term disability benefits under any plan funded by the Company or Prior Company or (2) receives disability benefits under the Social Security Act then in effect.

4.3.2 For purposes of Section 4.3 only, the Average Final Compensation of a Member who suffers Total and Permanent Disability on or after December 31, 1994, shall be computed assuming that he does not continue to receive Compensation during the period between the date he suffers Total and Permanent Disability and the date his Disability

Retirement Pension commences; and such a Member’s Credited Service shall not include any portion of the period between the date he suffers Total and Permanent Disability and the date his Disability Retirement Pension commences.

4.3.3 A Member entitled to a Disability Retirement Pension may elect to have such Retirement Pension commence at any time prior to his Normal Retirement Date after he both reaches his fifty-fifth birthday and completes ten years of Service. In such event, his Disability Retirement Pension determined under Sections 4.3 and 4.3.1 shall be reduced by 1/4 of 1 percent for each full month by which the commencement of benefits precedes the Member reaching age 65.

4.3.4 If a Member entitled to a Disability Retirement Pension ceases to have a Total and Permanent Disability prior to qualifying for a Vested Benefit, such Member shall not be entitled to a Disability Retirement Pension hereunder, but the period of such Total and Permanent Disability shall be recognized as Service under the Plan.

4.4. Deferred Retirement Pension. A Member who retires on a Deferred Retirement Date shall be entitled to an annual “Deferred Retirement Pension” determined in the manner of a Normal Retirement Pension but based on his Average Final Compensation and Credited Service on his Deferred Retirement Date; provided, however, that the Deferred Retirement Pension of a Member whose Normal Retirement Date occurred prior to January 1, 1979 and who did not have a Termination of Employment prior to January 1, 1979 shall be the greater of (i) the amount determined under this Section 4.4 or (ii) the Equivalent Actuarial Value of the Normal Retirement Pension determined under Section 4.1 which would have been payable if he had retired on his Normal Retirement Date. A Deferred Retirement Pension shall commence on the Member’s Deferred Retirement Date.

4.5. Employment After Normal Retirement Date and Reemployment After Normal Retirement Date. In the case of a former Member who is re-employed by the Company or an Associated Company (a “Re-employed Member”), and who has a Reemployment Commencement Date more than twelve months after a Severance Date (as described in Sections 1.34.1 and 1.34.2), the total benefit payable to him upon his subsequent Termination of Employment, including any earlier benefit he may have retained under the Plan, shall be limited to the amount it would have been if the Re-employed Member’s total periods of Service had been one continuous period of Service. Payment of any Retirement Pension or Vested Benefit to a Re-employed Member and payment of a Normal Retirement Pension to a Member who continues his employment with the Company or an Affiliated Company after his Normal Retirement Date, shall be suspended effective with the first monthly benefit payable after the date of his reemployment or his continued employment after his Normal Retirement Date. In order for the benefit payment to be suspended under this Section 4.5, with respect to any calendar month, a Re-employed Member or a Member continuing his employment after his Normal Retirement Date must (i) complete at least eight (8) days of employment during such calendar month (or such other standard as may be applicable under Section 203(a)(3)(B) of ERISA) which employment constitutes “Section 203(a)(3)(B) Service” as defined in Section 2530.203-3(c) of the Code of Federal Regulations and (ii) be furnished with a notice containing:

(a)	a description of the specific reasons for the discontinuance of payments;

(b)	a general description of the Plan provisions relating to the discontinuance;

(c)	a copy of such Plan provisions;

(d)	a statement to the effect that applicable Department of Labor regulations may be found in Section 2530.203-3 of the Code of Federal Regulations; and

(e)	a description of the Plan’s claims procedure.

4.6. Deductions from Benefits. Unless the Board of Directors otherwise provides under rules uniformly applicable to all Employees similarly situated, the Committee shall deduct from the amount of any Retirement Pension or Vested Benefit under the Plan any amount paid or payable to or on account of any Member under the provisions of any present or future law, pension or benefit scheme of any sovereign government, or any political subdivision thereof, or any fund or organization or government agency or department, on account of which contributions have been made or premiums or taxes paid by the Company, the Prior Company, any Participating Corporation, any Associated Company or any Predecessor Corporation with respect to any service which is Credited Service for purposes of computation of benefits under the Plan; provided, however, that pensions payable for governmental service or benefits under Title II of the Social Security Act are not to be used to reduce the benefits otherwise provided under this Plan except as specifically provided herein.

There shall be deducted from any Retirement Pension or Vested Benefit payable under this Plan the part of any pension or comparable benefit, including any lump sum payment, provided by employer contributions of the Company or the Prior Company, an Affiliated Company (as defined in Section 16.4) or a Predecessor Corporation under any pension plan or other agreement with respect to any service which is treated as Credited Service under this Plan; provided, however, that no such deduction from the Retirement Pension or Vested Benefit payable under this Plan shall occur if the pension plan or other agreement of any such Affiliated Company (as defined in Section 16.4) contains a deduction provision comparable to this Section 4.6.

4.7. No Reduction in Benefits for Members of Salaried or Hourly Plans. Notwithstanding anything to the contrary herein, in the case of any Member who was a member of the Salaried Plan or the Hourly Plan prior to January 1, 1976, the portion of his Retirement Pension attributable to Service prior to January 1, 1976 shall not be less than the retirement pension he had accrued under such Salaried Plan or Hourly Plan.

ARTICLE 5.

Normal Forms of Retirement Pension

5.1. Normal Form of Retirement Pension — Unmarried Member. For a Member who is not married on his Annuity Starting Date, the Member’s Retirement Pension shall be in the form of an annuity, payable monthly for life, commencing on the Member’s Annuity Starting Date and terminating with the last monthly payment preceding such Member’s death.

5.2. Normal Form of Retirement Pension — Married Member. For a Member who is married on his Annuity Starting Date, the Member’s Retirement Pension shall be in the form of a Spouse Joint and Survivor Annuity.

5.2.1 A married Member may elect (and may revoke such election and thereafter re-elect) pursuant to a Qualified Election (as defined below), at any time before the end of the period described in Section 5.2.2 (herein referred to as the “Election Period”), not to have his Retirement Pension paid as a Spouse Joint and Survivor Annuity pursuant to Section 5.2. The election under this Section 5.2.1 shall be made in writing by the Member to the Committee.

5.2.2 The Election Period shall be the ninety-day (90-day) period ending on the Member’s Annuity Starting Date; provided, however, that in no event shall the Election Period end within ninety (90) days after the information described in Section 5.2.3 is mailed or delivered to the Member, unless he requests the additional information described in Section 5.2.4, in which case the Election Period shall end, if later, sixty (60) days after the additional information is mailed or delivered to him. Notwithstanding the foregoing and pursuant to the requirements of section 417(a)(7)(B) of the Code, a Member may elect, with the consent of the Member’s spouse, to commence his distribution in the Spouse Joint and Survivor Annuity form of payment, as provided in this Section 5.2 or Section 6.5 or an optional form of payment, as provided in Section 7.6, on an Annuity Starting Date which is less than thirty (30) days after the written explanation required herein has been provided to the Member by the Committee or as of an Annuity Starting Date which precedes the date as of which such written explanation is provided to the Member by the Committee, provided that (i) the Committee informs the Member that the Member has the right to a period of at least thirty (30) days after receiving such written explanation to consider whether to waive the Spouse Joint and Survivor Annuity payable under the terms of this Plan and to elect a method of distribution provided in Section 7.6; (ii) the Member is permitted to revoke an affirmative distribution election at any time prior to the Annuity Starting Date or, if later, at any time prior to the expiration of the seven (7) day period that begins on the day after the day the Member receives such written explanation; and (iii) the commencement of payments does not occur prior to the expiration of the seven (7) day period that begins on the day after the day the Member receives such written explanation.

5.2.3 At least nine (9) months prior to the Member’s earliest Annuity Starting Date, the Committee shall furnish to him (by mail or personal delivery) a written explanation of: (i) the terms and conditions of the Spouse Joint and Survivor Annuity; (ii) the Member’s right to make and the effect of an election to waive the Spouse Joint and Survivor Annuity form of benefit; (iii) the rights of a Member’s spouse; (iv) the right to make, and effect of, a revocation of a previous election to waive the Spouse Joint and Survivor Annuity; and (v) the relative value of the various optional forms of benefit under the Plan. The explanation shall also state that the Committee will provide the information described in Section 5.2.4, if he requests such information in writing within sixty (60) days after the foregoing statement is mailed or delivered.

5.2.4 Upon written request made by the Member within sixty (60) days of the date the statement described in Section 5.2.3 was mailed or delivered, the Committee shall furnish to him (by mail or personal delivery) a written explanation in nontechnical language of the terms and conditions of the Spouse Joint and Survivor Annuity provisions of the Plan and the financial effects upon the Member’s Retirement Pension of his making the election under Section 5.2.1. Such explanation shall be personally delivered or mailed to the Member within thirty (30) days from the date of the Member’s written request.

5.2.5 A “Qualified Election” means a waiver of a Spouse Joint and Survivor Annuity. The waiver must be in writing and must be consented to by the Member’s spouse. The spouse’s consent to a waiver must be witnessed by a representative of the Committee or a notary public. Notwithstanding this consent requirement, if the Member establishes to the satisfaction of the Committee that such written consent cannot be obtained because there is no spouse or the spouse cannot be located, a waiver by the Member shall be deemed a Qualified Election. Any consent necessary under this provision shall be valid only with respect to the spouse who signs the consent, or in the event of a deemed Qualified Election, the designated spouse. Additionally, a revocation of a prior waiver may be made by a Member without the consent of the spouse at any time before the Member’s Annuity Starting Date. The number of such revocations shall not be limited.

5.3. Small Payments. If the monthly benefit payable to a Member at his Normal Retirement Date is less than $25 per month, the Equivalent Actuarial Value of such benefit on a lump sum basis shall be paid to the Member at the time of his Termination of Employment. If the monthly benefit payable to a Member at any other Annuity Starting Date is less than $25 per month, the Equivalent Actuarial Value of such benefit on a lump sum basis shall be paid to the Member at such Annuity Starting Date.

5.3.1 If the actuarial equivalent lump sum value, as determined in Section 5.3.2, of a Member’s benefit payable under the Plan is less than or equal to $3,500 ($5,000 effective January 1, 1998), such lump sum shall be paid to the Member at the time of his Termination of Employment. If such lump sum value exceeds $3,500 ($5,000 effective January 1, 1998), no such lump sum payment shall be made to a Member prior to the Member’s Normal Retirement Date without the consent of such Member and the Member’s spouse, if any. If the value of the Member’s vested benefit at the time of any distribution amounts to $3,500 ($5,000 effective January 1, 1998), the value of the Member’s vested benefit at any subsequent time will be deemed to exceed the applicable amount. The preceding sentence shall be inapplicable to distributions made on or after October 17, 2000.

5.3.2 For periods prior to January 1, 2000, solely for purposes of determining whether a payout may be made under this Section 5.3 the actuarial value shall be computed as of the Annuity Starting Date by using an interest rate: (i) if the Member’s benefit does not exceed $25,000, not in excess of the applicable rate that would be used by the Pension Benefit Guaranty Corporation (“PBGC”) (determined as of the first month of the Plan Year during which falls the Member’s Annuity Starting Date) for purposes of determining the present value of a lump sum distribution for single employer plan terminations (the “PBGC Rate”) and (ii) if the Member’s benefit exceeds $25,000, not in excess of 120% of the PBGC Rate.

For periods on and after January 1, 2000, but prior to January 1, 2002, the amount of benefits payable as a lump sum shall not be less than the greater of (i) the amount of such benefit determined under the actuarial assumptions specified above or (ii) the amount of such benefit determined using the “Applicable Interest Rate” and the “Applicable Mortality Table” as defined herein.

For periods on and after January 1, 2002, the amount of benefits payable as a lump sum shall be determined using the “Applicable Interest Rate” and the “Applicable Mortality Table” as defined herein.

Notwithstanding the foregoing, effective for distributions with an Annuity Starting Date on or after December 31, 2002, the “Applicable Mortality Table” shall mean the mortality table prescribed in Revenue Ruling 2001-62.

For purposes of this Section 5.3.2, (1) “Applicable Interest Rate” means the annual interest rate on 30-year Treasury securities, as specified by the Commissioner of Internal Revenue in revenue rulings, notices or other guidance published in the Internal Revenue Bulletin, based on such interest rate as of the November of the immediately preceding Plan Year (except that for periods prior to January 1, 2003, the rate determined as of the first month of the Plan Year during which falls the Member’s Annuity Starting Date shall be used, if such rate produces a greater benefit) and (2) “Applicable Mortality Table” means the mortality table based on the prevailing Commissioner’s standard table (described in section 807(d)(5)(A) of the Code) used to determine reserves for group annuity contracts issued on the date as of which present value is being determined (without regard to any other subparagraph of section 807(d)(5)(A) of the Code), that is prescribed by the Commissioner of Internal Revenue in revenue rulings, notices or other guidance published in the Internal Revenue Bulletin.

Notwithstanding the foregoing, for purposes of making the actuarial adjustment required by Code section 415(b)(2)(E)(ii) for Plan Years beginning in 2004 or 2005, the interest rate shall be the greater of the “Applicable Interest Rate” as defined herein or 5.5%; provided, however, that in the case of a Participant receiving a distribution after December 31, 2003 and before January 1, 2005, the substitution of 5.5% for the “Applicable Interest Rate” may not reduce the benefit payable to the Participant below the amount determined using the “Applicable Interest Rate” in effect as of the last day of the last Plan Year beginning before January 1, 2004.

5.4. Facility of Payments. In the event that the Committee shall find that any person to whom benefits are payable is unable to care for his affairs because of illness or accident, or is a minor, or has died, then unless claim shall have been made therefor by a duly appointed legal representative, the Committee may direct that any benefit payment due be paid to such person’s spouse, child, parent or other blood relative, or to any individual appointed by a court of competent jurisdiction, or to any person deemed by the Committee to have incurred expense for such person otherwise entitled to payment, and any such payments made shall be a complete discharge of the liabilities of the Plan therefor.

ARTICLE 6.

Termination of Service

6.1. Termination Prior to Retirement. There are no benefits payable under the Plan if a Member’s employment terminates after January 1, 1976 and prior to his retirement under the Plan unless the Member meets the requirements of Section 6.2.

6.2. Vested Benefit. A Member who is not eligible for a Retirement Pension under Article 4 of the Plan shall be entitled to receive an annual “Vested Benefit” if (i) he has completed ten years of Service (effective for Plan Years commencing after June 30, 1989, five years of Service) at the date of his Termination of Employment, (ii) his Termination of Employment results from an involuntary layoff (other than a termination for cause) and the sum of his age and his years of Service at the date of his Termination of Employment is at least sixty-five (65), or (iii) the Member is an employee of We Try Harder, Inc. on September 30, 1986. For purposes of the preceding sentence, all Members similarly situated shall be treated in similar fashion. If the amount of the Member’s Vested Benefit at the time of his Termination of Employment is zero, the Member shall be deemed to have received a distribution of such zero Vested Benefit. For purposes of this Section 6.2, years of Service shall include (a) all years of Service as an Employee and all other years of Service during a Member’s last period of continuous Service, if any, prior to January 1, 1976, and, (b) from and after January 1, 1976, all years of Service, subject to the rules relating to reemployment set forth in Section 1.14.2 and 1.14.3. Such Vested Benefit shall be determined in the manner of a Normal Retirement Pension but based on the Member’s Average Final Compensation and Credited Service on the date of his Termination of Employment. Such Vested Benefit shall commence on a Member’s Normal Retirement Date except as provided in Section 6.3.

A Member who is not eligible for a Vested Benefit pursuant to the foregoing provisions of this Section 6.2 upon his Termination of Employment shall, in all events, be entitled to an annual Vested Benefit, computed and paid as set forth above, provided, however, that such Vested Benefit shall be determined in the manner of a Normal Retirement Pension but based on the Member’s Average Final Compensation and Credited Service on June 30, 1985.

6.3. Early Commencement of Vested Benefits. A Member whose employment has terminated and who is entitled to a Vested Benefit may elect to have his benefit commence at any time after he reaches his fifty-fifth birthday and prior to his Normal Retirement Date. In such event, the Member’s Vested Benefit determined under Section 6.2 shall be reduced by (i) 5/12 of 1 percent for each full month by which the commencement of benefits precedes the Member reaching age 65, (ii) if the Member’s Termination of Employment results from an involuntary layoff (other than a termination for cause) and he has completed at least twenty-five years of Credited Service, 1/4 of 1 percent for each full month by which the commencement of benefits precedes the Member reaching age 62, or (iii) if the Member was an employee of We Try Harder, Inc. on September 30, 1986, and the sum of

(a) his Service under the Plan, and

(b) his participation in PHH Group, Inc. Pension Plan exceeds 10 years and he is no longer a participant in PHH Group, Inc. Pension Plan,  1/4 of 1 percent for each full month by which the commencement of benefits precedes the Member reaching age 62.

6.4. Normal Form of Vested Benefit — Unmarried Member. For a Member who is entitled to a Vested Benefit in accordance with Section 6.2, and who is not married on his Annuity Starting Date, the Member’s Vested Benefit shall be in the form of an annuity, payable monthly for life, commencing on the Member’s Annuity Starting Date and terminating with the last monthly payment preceding such Member’s death.

6.5. Normal Form of Vested Benefit — Married Member. For a Member who is entitled to a Vested Benefit in accordance with Section 6.2, and who is married on his Annuity Starting Date, the Member’s Retirement Pension shall be in the form of a Terminated Member’s Spouse Joint and Survivor Annuity.

6.5.1 A married Member may elect (and may revoke such election and thereafter re-elect) pursuant to a Qualified Election (as defined below), at any time before the end of the period described in Section 6.5.2 (herein referred to as the “Election Period”), not to have his Vested Benefit paid as a Terminated Member’s Spouse Joint and Survivor Annuity pursuant to Section 6.5. The election under this Section 6.5.1 shall be made in writing by the Member to the Committee.

6.5.2 The Election Period shall be the ninety day (90-day) period ending on the Member’s Annuity Starting Date; provided, however, that in no event shall the Election Period end within ninety (90) days after the information described in Section 6.5.3 is mailed or delivered to the Member, unless he requests the additional information described in Section 6.5.4 in which case the Election Period shall end, if later, sixty (60) days after the additional information is mailed or delivered to him. Notwithstanding the foregoing and pursuant to the requirements of section 417(a)(7)(B) of the Code, a Member may elect, with the consent of the Member’s spouse, to commence his distribution in the Spouse Joint and Survivor Annuity form of payment, as provided in Section 5.2 or this Section 6.5 or an optional form of payment, as provided in Section 7.6, on an Annuity Starting Date which is less than thirty (30) days after the written explanation required herein has been provided to the Member by the Committee or as of an Annuity Starting Date which precedes the date as of which such written explanation is provided to the Member by the Committee, provided that (i) the Committee informs the Member that the Member has the right to a period of at least thirty (30) days after receiving such written explanation to consider whether to waive the Spouse Joint and Survivor Annuity payable under the terms of this Plan and to elect a method of distribution provided in Section 7.6; (ii) the Member is permitted to revoke an affirmative distribution election at any time prior to the Annuity Starting Date or, if later, at any time prior to the expiration of the seven (7) day period that begins on the day after the day the Member receives such written explanation; and (iii) the commencement of payments does not occur prior to the expiration of the seven (7) day period that begins on the day after the day the Member receives such written explanation.

6.5.3 At least nine (9) months prior to the Member’s earliest Annuity Starting Date, the Committee shall furnish to him (by mail or personal delivery) a written explanation of:

(i) the terms and conditions of the Terminated Member’s Spouse Joint and Survivor Annuity; (ii) the Member’s right to make and the effect of an election to waive the Terminated Member’s Spouse Joint and Survivor Annuity form of benefit; (iii) the rights of a Member’s spouse; (iv) the right to make, and the effect of, a revocation of a previous election to waive the Terminated Member’s Spouse Joint and Survivor Annuity and (v) the relative values of the various optional forms of benefit under the Plan. The explanation shall also state that the Committee will provide the information described in Section 6.5.4, if he requests such information in writing within sixty (60) days after the foregoing statement is mailed or delivered.

6.5.4 Upon written request made by the Member within sixty (60) days of the date the statement described in Section 6.5.3 was mailed or delivered, the Committee shall furnish to him (by mail or personal delivery) a written explanation in nontechnical language of the terms and conditions of the Terminated Member’s Spouse Joint and Survivor Annuity provisions of the Plan and the financial effects upon the Member’s Vested Benefit of his making the election under Section 6.5.1. Such explanation shall be personally delivered or mailed to the Member within thirty (30) days from the date of the Member’s written request.

6.5.5 A “Qualified Election” means a waiver of a Terminated Member’s Spouse Joint and Survivor Annuity. The waiver must be in writing and must be consented to by the Member’s spouse. The spouse’s consent to a waiver must be witnessed by a representative of the Committee or a notary public. Notwithstanding this consent requirement, if the Member establishes to the satisfaction of the Committee that such written consent cannot be obtained because there is no spouse or the spouse cannot be located, a waiver by the Member shall be deemed a Qualified Election. Any consent necessary under this provision shall be valid only with respect to the spouse who signs the consent, or in the event of a deemed Qualified Election, the designated spouse. Additionally, a revocation of a prior waiver may be made by a Member without the consent of the spouse at any time before the Member’s Annuity Starting Date. The number of such revocations shall not be limited.

6.6. Termination Prior to January 1, 1976. If a Member’s employment terminated prior to January 1, 1976, his benefits, if any, shall be determined in accordance with the provisions of the Prior Plan as in effect at the date of such termination of employment.

ARTICLE 7.

Optional Forms of Benefits

7.1. Election of Optional Benefit. In lieu of the normal form of Retirement Pension referred to in Section 5.1 or Section 5.2, or in lieu of the normal form of Vested Benefit referred to in Section 6.4 or Section 6.5, whichever is applicable, a Member may elect, in accordance with the provisions of Section 7.6, to have his Retirement Pension or Vested Benefit paid under one of the optional forms of benefits set forth in this Article. All optional forms of benefits shall be determined by the Actuary on the basis of Equivalent Actuarial Values. Regardless of the form of payment, all distributions shall comply with section 401(a)(9) of the Code and the Treasury Regulations thereunder, including the minimum distribution incidental death benefit requirement of section 401(a)(9)(G) of the Code and the Treasury Regulations thereunder, and such provisions shall override any Plan provisions otherwise inconsistent therewith.

7.2. Straight Life Annuity Option. A married Member may elect, in accordance with the provisions of Section 7.6, to receive the Retirement Pension or Vested Benefit to which he is entitled under the Plan in the form of an annuity payable for the Member’s life and terminating with the last monthly payment preceding such Member’s death.

7.3. Joint and Survivor Annuity Option. A Member may elect, in accordance with the provisions of Section 7.6, to receive the Retirement Pension or Vested Benefit to which he is entitled under the Plan in the form of a joint and survivor annuity with a “Joint Annuitant” selected by the Member. Such joint and survivor annuity shall provide (i) actuarially reduced monthly payments to the Member during the Member’s lifetime and (ii) if the Member predeceases the Joint Annuitant, monthly payments in the same amount or one half thereof, as designated by the Member, to such Joint Annuitant for his life. If a Member dies prior to his Normal Retirement Date and without having elected to retire on an Early Retirement Date, the election under this Section 7.3 shall be void and no benefit will be paid under this option. If the Member dies after his Normal Retirement Date, or after the commencement of his Retirement Pension or Vested Benefit, the Joint Annuitant shall receive the reduced amount of benefit provided for him under this option. If the Joint Annuitant dies prior to the commencement of a Retirement Pension or a Vested Benefit to the Member and prior to the Member’s Normal Retirement Date, the election shall be void and the Member will receive his Retirement Pension or Vested Benefit pursuant to Sections 5.1, 5.2, 6.4 or 6.5, whichever is applicable. If the Joint Annuitant dies after the Member’s Normal Retirement Date or after the commencement of his Retirement Pension or Vested Benefit, the Member will receive the reduced Retirement Pension or Vested Benefit provided for him under this option.

7.4. Ten Year Certain Option. A Member may elect, in accordance with the provisions of Section 7.6, to receive the Retirement Pension or Vested Benefit to which he is entitled in the form of an actuarially reduced annuity during his lifetime, with the provision that if he dies after his Normal Retirement Date, or after his benefits commenced but prior to receiving one hundred twenty (120) monthly payments, the entire amount or, as the case may be, the balance of such one hundred twenty (120) monthly payments shall be paid to the Member’s Beneficiary. The Committee shall, at the Beneficiary’s election, provide that all payments to the Beneficiary under this Section shall be commuted and paid in a lump sum.

A Member who elects a Ten Year Certain Option shall, at the time of such election, designate a primary Beneficiary or Beneficiaries to receive any payments under such Ten Year Certain Option after the death of the Member. Such Member shall also designate one or more secondary or contingent Beneficiaries to receive any payments under such Ten Year Certain Option after the death of the Member in the event that the designated primary Beneficiary or Beneficiaries predecease the Member. Such designations shall be held on file by the Committee and may be changed by the Member at any time prior to his death. In the event that neither the Member nor any designated primary or secondary Beneficiary survives to receive all payments which become due under such Ten Year Certain Option, the remaining payments shall be made to the estate of either the Member or his Beneficiary or Beneficiaries, whoever is last to survive.

7.5. Social Security Level Income Option. A Member who is entitled to an Early Retirement Pension or to a Vested Benefit and who commences payment of such Pension or Benefit prior to his Normal Retirement Date may elect, in accordance with the provisions of Section 7.6, to receive such Pension or Benefit in a form which is actuarially adjusted so as to be larger for the months before he becomes eligible for federal Social Security benefits and smaller for the months after he becomes eligible for federal Social Security benefits. The effect of an election of this Social Security Level Income Option shall be that the monthly payments received by the Member, including both the benefits from this Plan and the benefits under Social Security to which the Member is entitled, will be approximately equal both before and after he becomes eligible for Social Security benefits. For purposes of determining the amount of Social Security benefits under this Social Security Level Income Option, the estimated amount payable to a Member at age 62 under Title II of the Social Security Act as in effect on the Member’s Annuity Starting Date shall be used.

7.6. Exercise of Option. The Member’s election of an option described in Sections 7.2, 7.3, 7.4, or 7.5 must be consented to by the Member’s spouse, if any, in the manner prescribed in and subject to the rules of Sections 5.2.2 and 5.2.5. Any such election shall become effective on the Member’s Annuity Starting Date. Until such election becomes effective, the Member may change his prior beneficiary or contingent annuitant designation (without notice to any prior or new designee) or may revoke such election entirely by delivering a new election form to the Committee; provided, however, that any such change shall require the consent, in the manner referred to above, of the Member’s spouse, if any, unless such change will result in payment of the Member’s benefit in the form of a Spouse Joint and Survivor Annuity, as defined in Section 5.2, or a Terminated Member’s Spouse Joint and Survivor Annuity, as defined in Section 6.5. Benefits shall be paid (if any are payable) in accordance with the last duly made election received by the Committee prior to the Member’s Annuity Starting Date.

7.7. Required Distributions. Notwithstanding any provision in the Plan to the contrary, distributions to any Member who (i) attains age 70- 1/2 prior to January 1, 2001 or (ii) is a 5-percent owner (as defined in Section 416(i) of the Code) shall be made or commence no later than April 1st of the calendar year following the year in which such Member attains age 70- 1/2 . Distributions to Members who are non-5-percent owners and who attain age 70- 1/2 on or after January 1, 2001 shall be made or commence no later than April 1st of the calendar year following the later of (i) the calendar year in which the Member attains age 70- 1/2, or (ii) the calendar year in which the Member terminates employment.

7.7.1 Notwithstanding the foregoing, a Member who attains age 70 1 /2 on or after January 1, 2001, but before January 1, 2002, and who has not terminated employment with the Company, shall have the right but not the obligation to have distribution commence not later than April 1 of the calendar year following the calendar year in which the Member attains age 70 1/2 and in the same form as provided in Sections 5.1, 5.2, 6.4, 6.5 and 7.6. Such distributions shall not be less than the amount required to satisfy the requirements of section 401(a)(9) of the Code.

7.7.2 The amount of the minimum distributions required under this Section 7.7 shall be the minimum amounts required under Section 401(a)(9) of the Code and the Treasury Regulations issued thereunder based upon the life expectancy of an unmarried Member or the joint life expectancy of a married Member and his spouse and shall be payable no less frequently than annually. The life expectancies determined pursuant to this Section 7.7.2 shall not be recalculated. After the initial benefit payment has been made, the amount of the succeeding benefit payments must be made by the end of each of the next following calendar years. With respect to distributions under the Plan made for calendar years beginning on or after January 1, 2001, the Plan will apply the minimum distribution requirements of section 401(a)(9) of the Internal Revenue Code in accordance with the regulations under section 401(a)(9) that were proposed in January 2001, notwithstanding any provision of the Plan to the contrary. This amendment shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under section 401(a)(9) or such other date specified in guidance published by the Internal Revenue Service.

7.7.3 With respect to a Member who is not a 5-percent owner and whose required distribution hereunder does not commence as of the April 1 following attainment of age 70 1/2 because such Member has not terminated employment with the Company, such Member’s Retirement Pension shall be actuarially increased to take into account the period after age 70 1/2 during which such Member did not receive a Retirement Pension. Such actuarial increase shall be the actuarial equivalent of the Member’s Retirement Pension using an interest rate of 8% and the 1984 UP Mortality Table and shall be determined beginning as of the April 1 following the calendar year in which the Member attains age 70 1/2 (or January 1, 1997, if the Member attains age 70 1/2 prior to 1996) and ending on the date on which the Member’s Retirement Pension commences after retirement in an amount sufficient to satisfy the requirements of section 401(a)(9) of the Code. The amount of the actuarial increase payable as of the end of the period for which such actuarial increase must be made shall not be less than the Actuarial Equivalent of the Member’s Retirement Pension that would have been payable as of the date the actuarial increases must commence, plus the Actuarial Equivalent of the additional benefits accrued after that date and reduced by the Actuarial Equivalent of any distributions made after that date. To the extent permitted under section 411(b)(1)(H) of the Code, the actuarial increase otherwise required under section 401(a)(9)(C)(iii) of the Code shall reduce the benefit accrual otherwise required under section 411(b)(1)(H) of the Code.

7.7.4 The commencement of Member’s minimum required distribution shall not affect his entitlement to accrue further benefits under the Plan.

7.7.5 If the Member dies before distribution of his or her interest begins, distribution of the Member’s entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the Member’s death except to the extent that an election is made to receive distributions in accordance with (a) or (b) below:

(a) if any portion of the Member’s interest is payable to a designated beneficiary, distributions may be made over the life or over a period certain not greater than the life expectancy of the designated beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the Member died;

(b) if the designated beneficiary is the Member’s surviving spouse, the date distributions are required to begin in accordance with (a) above shall not be earlier than the later of (1) December 31 of the calendar year immediately following the calendar year in which the Member died and (2) December 31 of the calendar year in which the Member would have attained age 70 1/2.

7.7.6 (i) Final Regulations.

(a) Effective Date. The provisions of this Final Regulations Section will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

(b) Precedence. The requirements of this Final Regulations Section will take precedence over any inconsistent provisions of the Plan.

(c) Requirements of Treasury Regulations Incorporated. All distributions required under this Final Regulations Section will be determined and made in accordance with the Treasury regulations under section 401(a)(9) of the Code.

(d) TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Final Regulations section, other than Section (i)(d), distributions may be made under a designation made before January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the plan that relate to section 242(b)(2) of TEFRA.

(ii) Time and Manner of Distribution.

(a) Required Beginning Date. The Member’s entire interest will be distributed, or begin to be distributed, to the Member no later than the Member’s required beginning date.

(b) Death of Member Before Distributions Begin. If the Member dies before distributions begin, the Member’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(1) If the Member’s surviving spouse is the Member’s sole designated beneficiary, then, except as provided in the adoption agreement, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Member died, or by December 31 of the calendar year in which the Member would have attained age 70  1/2, if later.

(2) If the Member’s surviving spouse is not the Member’s sole designated beneficiary, then, except as provided in the adoption agreement, distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Member died.

(3) If there is no designated beneficiary as of September 30 of the year following the year of the Member’s death, the Member’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Member’s death.

(4) If the Member’s surviving spouse is the Member’s sole designated beneficiary and the surviving spouse dies after the Member but before distributions to the surviving spouse begin, this Section (ii)(b), other than Section (ii)(b)(1), will apply as if the surviving spouse were the Member.

For purposes of this Sections (ii)(b) and (v), distributions are considered to begin on the Member’s required beginning date (or, if Section (ii)(b)(4) applies, the date distributions are required to begin to the surviving spouse under Section (ii)(b)(1)). If annuity payments irrevocably commence to the Member before the Member’s required beginning date (or to the Member’s surviving spouse before the date distributions are required to begin to the surviving spouse under Section (ii)(b)(1)), the date distributions are considered to begin is the date distributions actually commence.

(c) Form of Distribution. Unless the Member’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with Sections (iii), (iv) and (v) of this Final Regulations section. If the Member’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of section 401(a)(9) of the Code and the Treasury regulations. Any part of the Member’s interest which is in the form of an individual account described in section 414(k) of the Code will be distributed in a manner satisfying the requirements of section 401(a)(9) of the Code and the Treasury regulations that apply to individual accounts.

(iii) Determination of Amount to be Distributed Each Year.

(a) General Annuity Requirements. If the Member’s interest is paid in the form of annuity distributions under the Plan, payments under the annuity will satisfy the following requirements:

(1) the annuity distributions will be paid in periodic payments made at intervals not longer than one year;

(2) the distribution period will be over a life (or lives) or over a period certain not longer than the period described in Section (iv) or (v);

(3) once payments have begun over a period certain, the period certain will not be changed even if the period certain is shorter than the maximum permitted;

(4) payments will either be nonincreasing or increase only as follows:

(A) by an annual percentage increase that does not exceed the annual percentage increase in a cost-of-living index that is based on prices of all items and issued by the Bureau of Labor Statistics;

(B) to the extent of the reduction in the amount of the Member’s payments to provide for a survivor benefit upon death, but only if the beneficiary whose life was being used to determine the distribution period described in Section (iv) dies or is no longer the Member’s beneficiary pursuant to a qualified domestic relations order within the meaning of section 414(p);

(C) to provide cash refunds of employee contributions upon the Member’s death; or

(D) to pay increased benefits that result from a plan amendment.

(b) Amount Required to be Distributed by Required Beginning Date. The amount that must be distributed on or before the Member’s required beginning date (or, if the Member dies before distributions begin, the date distributions are required to begin under Section (ii)(b)(1) or (ii)(b)(2)) is the payment that is required for one payment interval. The second payment need not be made until the end of the next payment interval even if that payment interval ends in the next calendar year. Payment intervals are the periods for which payments are received, e.g., bi-monthly, monthly, semi-annually, or annually. All of the Member’s benefit accruals as of the last day of the first distribution calendar year will be included in the calculation of the amount of the annuity payments for payment intervals ending on or after the Member’s required beginning date.

(c) Additional Accruals After First Distribution Calendar Year. Any additional benefits accruing to the Member in a calendar year after the first distribution calendar year will be distributed beginning with the first payment interval ending in the calendar year immediately following the calendar year in which such amount accrues.

(iv) Requirements For Annuity Distributions That Commence During Member’s Lifetime.

(a) Joint Life Annuities Where the Beneficiary Is Not the Member’s Spouse. If the Member’s interest is being distributed in the form of a joint and survivor annuity for the joint lives of the Member and a nonspouse beneficiary, annuity payments to be made on or after the Member’s required beginning date to the designated beneficiary after the Member’s death must not at any time exceed the applicable percentage of the annuity payment for such period that would have been payable to the Member using the table set forth in Q&A-2 of section 1.401(a)(9)-6T of the Treasury regulations. If the form of distribution combines a joint and survivor annuity for the joint lives of the Member and a nonspouse beneficiary and a period certain annuity, the requirement in the preceding sentence will apply to annuity payments to be made to the designated beneficiary after the expiration of the period certain.

(b) Period Certain Annuities. Unless the Member’s spouse is the sole designated beneficiary and the form of distribution is a period certain and no life annuity, the period certain for an annuity distribution commencing during the Member’s lifetime may not exceed the applicable distribution period for the Member under the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury regulations for the calendar year that contains the annuity starting date. If the annuity starting date precedes the year in which the Member reaches age 70, the applicable distribution period for the Member is the distribution period for age 70 under the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury regulations plus the excess of 70 over the age of the Member as of the Member’s birthday in the year that contains the annuity starting date. If the Member’s spouse is the Member’s sole designated beneficiary and the form of distribution is a period certain and no life annuity, the period certain may not exceed the longer of the Member’s applicable distribution period, as determined under this section (iv)(b), or the joint life and last survivor expectancy of the Member and the Member’s spouse as determined under the Joint and Last Survivor Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Member’s and spouse’s attained ages as of the Member’s and spouse’s birthdays in the calendar year that contains the annuity starting date.

(v) Requirements For Minimum Distributions Where Member Dies Before Date Distributions Begin.

(a) Member Survived by Designated Beneficiary. Except as provided in the adoption agreement, if the Member dies before the date distribution of his or her interest begins and there is a designated beneficiary, the Member’s entire interest will be distributed, beginning no later than the time described in section (ii)(b)(1) or (ii)(b)(2), over the life of the designated beneficiary or over a period certain not exceeding:

(1) unless the annuity starting date is before the first distribution calendar year, the life expectancy of the designated beneficiary determined using the beneficiary’s age as of the beneficiary’s birthday in the calendar year immediately following the calendar year of the Member’s death; or

(2) if the annuity starting date is before the first distribution calendar year, the life expectancy of the designated beneficiary determined using the beneficiary’s age as of the beneficiary’s birthday in the calendar year that contains the annuity starting date.

(b) No Designated Beneficiary. If the Member dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Member’s death, distribution of the Member’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Member’s death.

(c) Death of Surviving Spouse Before Distributions to Surviving Spouse Begin. If the Member dies before the date distribution of his or her interest begins, the Member’s surviving spouse is the Member’s sole designated beneficiary, and the surviving spouse dies before distributions to the surviving spouse begin, this Section (v) will apply as if the surviving spouse were the Member, except that the time by which distributions must begin will be determined without regard to Section (ii)(b)(1).

(vi) Definitions.

(a) Designated beneficiary. The individual who is designated as the beneficiary under Section 1.8 of the Plan and is the designated beneficiary under section 401(a)(9) of the Internal Revenue Code and section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

(b) Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the Member’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Member’s required beginning date. For distributions beginning after the Member’s death, the first distribution calendar year is the calendar year in which distributions are required to begin pursuant to section (ii)(b).

(c) Life expectancy. Life expectancy as computed by use of the Single Life Table in section 1.401(a)(9)-9 of the Treasury regulations.

(d) Required beginning date. The date specified in Section 7.7 of the Plan.

7.8. Rollover Distribution. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this Section 7.8, effective January 1, 1993, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

If a mandatory distribution under Section 5.3.1 is an eligible rollover distribution to a Participant that exceeds $1,000 (other than a distribution to a spouse or Code Section 414(p) alternate payee of a Participant), and if the Participant does not affirmatively elect to have such distribution paid directly to an eligible retirement plan specified by the Participant in a direct rollover in accordance with this Section 7.8 or to receive the distribution directly, the Plan shall pay the distribution in a direct rollover to an individual retirement plan designated by the Plan Administrator and established in the name of the Participant.

7.8.1 An eligible rollover distribution is a distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten (10) years or more; (ii) any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and (iii) any hardship distribution.

7.8.2 An eligible retirement plan is (i) a plan qualified under section 401(a) or 403(a) of the Code, (ii) a tax-sheltered annuity described in section 403(b) of the Code, (iii) an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from the Plan, and (iv) an individual retirement arrangement under section 408 of the Code. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in section 414(p) of the Code.

7.8.3 A distributee is an Employee or Former Employee, the surviving spouse of an Employee or Former Employee or an alternate payee under a qualified domestic relations order who is the spouse or former spouse of the Participant. A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

7.8.1 In the event that the provisions of this Section 7.8 or any part thereof cease to be required by law as a result of subsequent legislation or otherwise, this Section 7.8 or applicable part thereof shall be ineffective without necessity of further amendment of the Plan.

ARTICLE 8.

Death Benefits

8.1. Qualified Pre-retirement Survivor Annuity. In the event a Member dies on or after the first date as of which he has attained a nonforfeitable right to any part of his accrued benefit under the Plan but prior to his Annuity Starting Date, and such Member is survived by a spouse who has been married to the Member throughout the one (1) year period preceding the Member’s death, a “Qualified Pre-retirement Survivor Annuity” shall be payable for the life of such surviving spouse.

8.1.1 In the case of a Member who dies prior to his Annuity Starting Date at the time when (i) he is eligible for Early Retirement under Section 4.2, (ii) he has retired with a Disability Retirement Pension under Section 4.3, (iii) he has retired with a deferred benefit under Section 4.2, or (iv) he is eligible for early commencement of his Vested Benefit under Section 6.3, the Qualified Pre-retirement Survivor Annuity shall be a monthly amount equal to 50% of the reduced monthly benefit to which the Member would have been entitled had he commenced receiving benefits on the day before his death with an immediate Spouse Joint and Survivor Annuity or Terminated Member’s Spouse Joint and Survivor Annuity in effect. Such Qualified Pre-retirement Survivor Annuity shall commence to be paid beginning as of the first day of the month coincident with or next following the date of the Member’s death.

8.1.2 In the case of a Member who dies prior to the time he is eligible for Early Retirement pursuant to Section 4.2, Disability Retirement pursuant to Section 4.3, or early commencement of his Vested Benefit under Section 6.3, the Qualified Pre-retirement Survivor Annuity shall be a monthly amount equal to 50% of the reduced monthly benefit to which the Member would have been entitled at his earliest Annuity Starting Date, assuming such Member had (i) separated from service on the date of his death (if he had not previously separated from service), (ii) survived to such Annuity Starting Date, and (iii) commenced receiving his benefit on such Annuity Starting Date with an immediate Terminated Member’s Spouse Joint and Survivor Annuity in effect. Payment of the Qualified Pre-retirement Survivor Annuity in such case shall commence on such earliest Annuity Starting Date.

8.2. Death in Service Option I. An active Member who is still employed by the Company on or after his Early Retirement Date or, if applicable, on or after his Normal

Retirement Date and who has a spouse may elect, in accordance with the provisions of Section 8.4, to have a Retirement Pension payable to the Member’s spouse in an amount equal to the Retirement Pension that would have been payable to such spouse if the Member had retired and the payment of his Retirement Pension commenced in the month in which his death occurred, computed as if he had elected a Joint and Survivor Annuity Option (within the meaning of Section 7.3) with 100% continued to his spouse as Joint Annuitant, reduced by  1/2 of 1 percent per annum for each year the election is in effect. The reduced Retirement Pension payable to a Member who makes an election under the preceding sentence shall be equal to the Retirement Pension to which he would otherwise be entitled, reduced by  1/2 of 1 percent per annum for each year between the date on which his election became effective and the earlier of his retirement date or the date of death of his spouse.

8.3. Death in Service Option II. An active Member who is eligible to elect to receive an Early Retirement Pension and who has not reached his Normal Retirement Date may, by written notice received by the Committee, elect to receive a reduced Retirement Pension upon his retirement with the provision that if he should die after his election becomes effective but prior to the date distribution of his Retirement Pension would have commenced but for his death, a Retirement Pension shall be payable to any person designated by him for the remainder of the lifetime of such person, provided, however, that a Member to whom Section 8.1 applies may designate, in accordance with the provisions of Section 8.4, only a person other than his spouse to receive the benefit provided by this Section 8.3.

8.3.1 An election made under Section 8.2 or Section 8.3 above shall become effective on the later of (i) the first day of the calendar month coincident with or next following the date on which such election was made or, (ii) the date the Member first becomes eligible to elect to receive an Early Retirement Pension.

8.3.2 The reduced Retirement Pension payable to a Member who has made an effective election under Section 8.3 above shall be equal to the Retirement Pension to which he would otherwise be entitled, reduced for each year between the date on which his election became effective and the earlier of his retirement date or the date of death of the designated person, by either (i) 1 percent per annum in the case of a Member who elects to have the Retirement Pension provided by Section 8.3.3 below paid to such designated person or (ii)  1/2 of 1 percent per annum in the case of a Member who elects to have the Retirement Pension provided by Section 8.3.4 below paid to such designated person.

8.3.3 The reduced Retirement Pension payable to the designated person under this Section 8.3.3 shall be equal to the amount of the Retirement Pension that would have been payable to such designated person under Section 7.3 if the Member had retired and the payment of his Retirement Pension had commenced in the month in which his death occurred, computed as if the Member had Elected a Joint and Survivor Annuity Option under Section 7.3 with 100% continued to his Joint Annuitant with the designated person nominated as his Joint Annuitant, reduced by 1 percent per annum for each year between the date on which the Member’s election became effective and the date of his death.

8.3.4 The reduced Retirement Pension payable to the designated person under this Section 8.3.4 shall be equal to the amount of the Retirement Pension that would have been payable to such designated person under Section 7.3 if the Member had retired and the payment of his Retirement Pension had commenced in the month in which his death occurred, computed as if the Member had elected a Joint and Survivor Annuity Option under Section 7.3 with 50% continued to his Joint Annuitant with the designated person nominated as his Joint Annuitant, reduced by  1/2 of 1 percent per annum for each year between the date on which the Member’s election became effective and the date of his death.

8.4. Consent of Spouse. Any election made under Section 8.2 or Section 8.3 by a Member to whom Section 8.1 applies must be made by the Member in writing during the election period described in Section 8.4.1 and must be consented to by the Member’s spouse in the manner prescribed in and subject to the rules of Sections 5.2.2 and 5.2.5.

8.4.1 The election period to waive the Qualified Pre-retirement Survivor Annuity shall begin on the first day of the Plan Year in which the Member attains age 35 and end on the date of the Member’s death. In the event a Member who is eligible for a Vested Benefit separates from service prior to the beginning of the election period, the election period shall begin on the date of such separation from service.

8.4.2 With regard to the election described in Section 8.4.1, the Committee shall provide each Member within the applicable period for such Member a written explanation of the Qualified Pre-retirement Survivor Annuity in such terms and in such a manner as would be comparable to the explanation provided for meeting the requirements of Sections 5.2.2 and 5.2.3 applicable to a Spouse Joint and Survivor Annuity.

The applicable period for a Member is whichever of the following periods ends last: (i) the period beginning with the first day of the Plan Year in which the Member attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Member attains age 35 and (ii) a reasonable period ending after the individual becomes a Member. Notwithstanding the foregoing, notice must be provided within a reasonable period ending after separation of service in the case of a Member who separates from service before attaining age 35.

For purposes of the preceding paragraph, a reasonable period ending after the event described in (ii) is the end of the two year period beginning one year prior to the date the event occurs and ending one year after that date. In the case of a Member who separates from service before the Plan Year in which age 35 is attained, notice shall be provided within the two year period beginning one year prior to separation and ending one year after separation. If such a Member thereafter returns to employment with the Company, the applicable period for such Member shall be redetermined.

8.5. Other Death Benefits. If a Member dies at any time on or after his Annuity Starting Date, his benefit (if any is payable) shall be paid in accordance with the Plan provisions governing the form of payment in effect as of the date of his death. Except as provided in this Article 8, no death benefits shall be provided under the Plan.

ARTICLE 9.

Contributions

9.1. Contributions of the Company. In order to provide for the benefits established by this Plan, the Company shall make such contributions to the Fund as may be required to maintain the Plan on a sound actuarial basis and meet the funding standards of ERISA.

9.2. Irrevocability of Contributions. Except as provided in Section 18.2, the contributions made by the Company shall be irrevocable and shall be transferred to the Trustee or insurance company, as provided for in Article 10, to be used in accordance with the provisions of the Plan to pay the benefits established by the same. Neither such contributions nor the income therefrom shall be used for or applied to purposes other than the exclusive benefit of the Members or their Beneficiaries prior to satisfaction of all liabilities hereunder.

9.3. Use of Forfeitures. Any amounts forfeited by Members shall be used to reduce future Company contributions hereunder and shall not be used to increase the benefits any Member or other person would otherwise receive under the Plan.

ARTICLE 10.

Management of Funds

10.1. Medium of Funding. The Fund shall be held by a Trustee or Trustees appointed from time to time by the Board of Directors, in one or more trusts (such trusts being herein collectively referred to as the “Trust”), under a trust instrument or instruments approved or authorized by the Board of Directors for use in providing the benefits of the Plan and paying any expenses of the Plan not paid directly by the Company; provided, however, that the Company may, in its discretion, also enter into any type of contract with any insurance company or companies selected by it for providing benefits under the Plan.

10.2. Fund to be for Exclusive Benefit of Members. Prior to the satisfaction of all liabilities with respect to persons entitled to benefits, except for the payment of expenses, no part of the corpus or income of the Fund shall be used for, or diverted to, purposes other than for the exclusive benefit of Members, former Members entitled to Vested Benefits, retired Members, Beneficiaries of Members and other persons who are or may become entitled to benefits hereunder.

ARTICLE 11.

The Committee and Claims Procedure

11.1 Appointment of Committee. The administration of the Plan, as provided herein, including the supervision of the payment of all benefits to Participants and Beneficiaries, shall be vested in and be the responsibility of the Employee Benefits Committee which shall be called the “Committee” herein. The Committee shall be the Plan Administrator and a Named Fiduciary of the Plan for purposes of the Act. The Committee shall consist of such number of persons, not less than three (3), as shall from time to time be determined by the Compensation Committee of the Board. The members of the Committee and their successors shall be appointed from time to time by the Compensation Committee of the Board. If no Committee is appointed, the term Committee shall refer to the Board of Directors of the Company.

11.2 Officers and Subcommittees. The Committee shall elect a Chairman and shall appoint such subcommittees as it shall deem necessary and appropriate.

11.3 Committee Procedures. A majority of the members of the Committee then serving shall constitute a quorum for the transaction of business. All resolutions or other action taken by the Committee shall be by vote of a majority of those present at such meeting and entitled to vote. Resolutions may be adopted or other action taken without a meeting of the Committee. Any member of the Committee shall nave the power to execute on behalf of the Committee all instruments and documents necessary or required by the Trustee in connection with the application for contracts on the lives of Participants, and the act of such member for such purpose shall be binding on the Committee to the same extent as though such instrument or instruments had been executed by the Committee. Subject to the foregoing, the chairman of the Committee may act on the Committee’s behalf and may contract for actuarial, legal, investment, advisory, medical, accounting, clerical, and other services determined necessary by it for the administration of the Plan and the Fund.

11.4 Committee Powers. The Committee shall have all powers necessary to carry out its duties hereunder, including, but not limited to, the power to:

(a) Determine all questions affecting the eligibility of any Employee to participate herein;

(b) Compute the amount of benefits payable hereunder to any Participant or Beneficiary;

(c) Make rules and regulations for the implementation, administration and interpretation of the Plan, which are not inconsistent with the terms and provisions of the Plan. Such rules and regulations as are adopted by the Committee shall be binding upon any persons having an interest in or under the Plan;

(d) Communicate the funding policy to the Trustee and other investment managers whose duties are to determine the investment policy of the Fund; and

(e) Appoint such investment managers with respect to all or any designated part of the Fund as it shall deem appropriate.

In carrying out its duties herein, the Committee shall have discretionary authority to exercise all powers and to make all determinations, consistent with the terms of the Plan, in all matters entrusted to it, and its determinations shall be given deference and shall be final and binding on all interested parties. Notwithstanding the foregoing, the Committee shall administer the Plan in accordance with its terms, and shall have all powers necessary to carry out the provisions of the Plan not otherwise reserved to the Company, the Board of Directors or the Trustee. The Committee shall have all powers to administer the Plan, within its discretion, other than the power to invest or reinvest the assets of the Plan to the extent such powers have been delegated to the Trustee, an insurance company and/or an asset manager. The Committee shall have total and complete discretion to interpret the Plan and to determine all questions arising in the administration, interpretation and application of the Plan including the power to construe and interpret the Plan; to decide the questions relating to an individual’s eligibility to participate in the Plan and/or eligibility for benefits and the amounts thereof; to have fact finder discretionary authority to decide all facts relevant to the determination of eligibility for benefits or participation; to make such adjustments as it deems necessary or desirable to correct any arithmetical or accounting errors; to determine the amount, form and timing of any distribution to be made hereunder; as well as to resolve any conflict. The Committee shall have the discretion to make factual determinations as well as decisions and determinations relating to the amount and manner of allocations and distributions of benefits. In making its decisions, the Committee shall be entitled to, but need not rely upon, information supplied by a Member, Beneficiary or representative thereof. The Committee shall have full and complete discretion to determine whether a domestic relations order constitutes a “qualified domestic relations order” under applicable law and whether the putative alternate payee under such an order otherwise qualifies for benefits hereunder. The Committee may correct any defect, supply any omission or reconcile any inconsistency in such manner and to such extent as it shall deem necessary to carry out the purposes of this Plan. The Committee’s decision in such matters shall be binding and conclusive as to all parties.

11.5 Information for Committee. The members of the Committee may inspect the records of the Company to the extent that it may reasonably be necessary for them to determine any fact in connection with acts to be performed by them under this Plan, but the members of the Committee shall not be required to make such inspection but may rely upon any written statement or other communication believed by them to be genuine and to be signed by an authorized officer of the Company. In this connection, the Company agrees to furnish the Committee with such information and data relative to the Plan as is necessary for the proper administration thereof.

11.6 Plan Records. The Committee, or the Secretary of the Committee shall keep or cause to be kept records reflecting administration of the Plan, which records shall be subject to audit by the Company. A Participant may examine only those records pertaining directly to him.

11.7 Instructions to Trustees. The Committee shall provide appropriate written instructions to the Trustee signed by an authorized member or members of the Committee to enable it to make the distributions provided for in the Plan. The Trustee shall be entitled to rely upon any written notice, instruction, direction, certificate or other communication reasonably believed by it to be genuine and to be signed by an authorized member of the Committee or an officer of the Company, and the Trustee shall be under no duty to make investigation or inquiry as to the truth or accuracy of any statement contained therein, unless it knows that the direction or instruction constitutes a breach of the Committee’s or the Company’s fiduciary responsibility with respect to the Plan.

11.8 Allocation of Duties, etc. Among Committee Members. The duties, powers and responsibilities reserved to the Committee may be allocated among its respective members so long as such allocation is pursuant to action of a majority of its respective members or by written agreement executed by a majority of its respective members, in which case, except as may be required by the Act, no member of the Committee shall have any responsibility or liability with respect to any duties, powers or responsibilities not allocated to him or for the acts or omissions of any other member.

11.9 Delegation by Committee. The Committee shall have full power and authority to delegate powers and duties to any persons or firms (including, but not limited to, corporate resources departments, accountants, trustee(s), counsel, investment manager(s), actuaries, physicians, appraisers, consultants, professional plan administrators, insurers and other specialists), or otherwise act to secure specialized advice or assistance, as it deems necessary or desirable in connection with the management of the Plan; to the extent not prohibited by the Act, the Committee shall be entitled to rely conclusively upon, and shall be fully protected in any action or omission taken by it in good faith reliance upon, the advice or opinion of such persons or firms provided such persons or firms were prudently chosen by the Committee, taking into account the interests of the Participants and Beneficiaries and with due regard to the ability of the persons or firms to perform their assigned functions.

11.10 Investment Managers. The Committee’s power to retain the services of an investment manager(s) for the management of (including the power to acquire and dispose of) all or any part of the Fund’s assets, shall be limited to the retention of such persons or firms that are registered as investment managers under the Investment Advisers Act of 1940, as Banks (as defined in that Act), or which are insurance companies qualified to manage, acquire or dispose of the Fund’s assets under the laws of more than one state, and provided that each of such persons or firms has acknowledged to the Committee and the Trustee in writing that he is a fiduciary with respect to the Plan. In such event, the Trustee shall not be liable for the acts or omissions of such investment manager or managers, nor shall it be under any obligation to invest or otherwise manage any assets which are subject to the management of such investment manager or managers.

11.11 Costs and Expenses. Unless otherwise determined by the Compensation Committee of the Board, the Committee shall serve without compensation for its services as such. However, the expenses of administering the Plan, including the printing of literature and forms related thereto, the disbursement of benefits thereunder, the compensation of professional plan administrators, agents, appraisers, actuaries, consultants, counsel, investment advisors, insurers or other specialists may be paid from the Fund unless otherwise directed by the Company.

11.12 Standard of Care. The members of the Committee shall use ordinary care and reasonable diligence in the performance of their administrative duties.

11.13 Indemnification and Insurance. To the extent permitted by law, neither the Committee, nor its members, nor any other person performing duties hereunder, shall incur any liability for any act done, determination made or failure to act, if in good faith, and the Company shall indemnify the Committee, its members and such other persons against any and all liability which is incurred as a result of the good faith performance or good faith nonperformance of their duties hereunder. Nothing in this Plan shall preclude the Company from purchasing liability insurance to protect such persons with respect to their duties under this Plan. The protection provided in this Section applies only to those Committee members and other persons who are Employees.

11.14 Disputes. In the event that any dispute shall arise as to any act to be performed by the Committee, the Committee may postpone the performing of such act until actual adjudication of such dispute shall have been made in a court of competent jurisdiction or until they shall be indemnified against loss, to their satisfaction, by the Company.

11.15 Committee Members as Participants. No member of the Committee shall be precluded from becoming a Participant of the Plan if he would be otherwise eligible, but he shall not be entitled to vote or act upon, or sign any documents relating specifically to, his own participation under the Plan except when it relates to benefits generally. If this disqualification results in the lack of a Committee quorum, then the Compensation Committee of the Board of Directors shall appoint a sufficient number of temporary members of the Committee who shall serve for the sole purpose of determining such a question.

11.16 Claims Procedure.

(a) Initial Claim. If an eligible Employee or an eligible Employee’s surviving spouse or other beneficiary (hereinafter referred to as a “Claimant”) is denied any benefit under this Plan, the Claimant may file a claim in writing with the Committee. The Committee shall review the claim itself or appoint an individual or an entity to review the claim. The Claimant shall be notified within ninety (90) days after receipt of the claim by the Committee, whether the claim is allowed or denied, unless the Claimant receives written notice prior to the end of the ninety (90) day period stating that circumstances require an extension of the time for decision and the date that a decision is expected to be provided to the Claimant. Such notification shall be given within one hundred and eighty (180) days after the claim is filed. The notice of the decision shall be in writing, in a manner calculated to be understood by the Claimant, sent by mail to the Claimant’s last known address, and, if the notice is a denial of the claim, the notice must contain the following information:

(1) the specific reason or reasons for the denial;

(2) a reference to specific provisions of the Plan on which the denial is based; and

(3) if applicable, a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is necessary; and

(4) an explanation of the Plan’s claims review procedure for the denied or partially denied claim and any applicable time limits, and a statement that the Claimant has a right to bring a civil action under Section 502(a) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), following an adverse benefit determination on review.

(b) Review Procedure. A Claimant or his duly authorized representative is entitled to request a review by the Committee of any denial of the Claimant’s claim. The request for review must be submitted to the Committee in writing within sixty (60) days of receipt of notice of the denial. Absent a request for review within the sixty (60) day period, the claim will be deemed to be conclusively denied. The review of a denial of a claim shall be conducted by the Committee or an individual or entity appointed by the Committee. The reviewer shall afford the Claimant or the Claimant’s representative upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant’s claim for benefits. The review shall take into account all comments, documents, records, and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. The reviewer shall render a review decision in writing, within sixty (60) days after receipt of a request for a review, provided that, the reviewer may extend the time for decision (if special circumstances require) by not more than sixty (60) days upon written notice to the Claimant (such written notice shall state the circumstances that require an extension of time for the decision and the date a decision is expected to be provided to the Claimant). The Claimant shall receive written notice of the reviewer’s decision in a manner calculated to be understood by the Claimant. The notice shall set forth:

(1) the specific reason or reasons for the denial of the appeal of the claim;

(2) a reference to specific provisions of the Plan on which the denial is based; and

(3) a statement of the Claimant’s right to bring a civil action under ERISA section 502(a) and a description of any applicable limitation under the Plan.

A Claimant may not commence a civil action in court for any benefit claim until he has fully exhausted these claims procedures.

In reviewing claims, the Committee shall have sole and full discretionary authority to interpret the terms of the Plan, including any uncertain terms, to determine eligibility for, entitlement to, and the amount of any benefits, and to make factual findings and determine any other claims related to the Plan. Any interpretation or determination made pursuant to such discretionary authority shall be given full force and effect and shall be final, binding and conclusive on all interested parties and shall be afforded the maximum deference permitted by law.

11.17 Compliance With Regulations. The review of all claims hereunder shall be made in accordance with applicable regulations under the Act.

ARTICLE 12.

Amendments

12.1. The Board of Directors shall have the power to modify or amend the Plan at any time in accordance with its established rules of procedure; provided, however, that none of the assets of the Plan, because of any modification or amendment, may be used for any purpose other than the exclusive benefit of active Members and retired Members and their Beneficiaries prior to the satisfaction of all liabilities hereunder. In no case shall such amendments or modifications directly or indirectly cause any portion of the assets of the Plan to revert to the Company or to be used for any purpose other than the exclusive benefit of such Members prior to the satisfaction of all liabilities under the Plan.

12.2. No amendment to the Plan shall retroactively adversely affect benefits to which the Members and their Beneficiaries are entitled, without their consent, unless such amendment is necessary in order to conform the Plan to the requirements of sections 401 and 501 of the Code.

ARTICLE 13.

Termination of the Plan

13.1. Termination by the Company. This Plan may be terminated by vote of the Board of Directors at any time in accordance with its established rules of procedure; provided, however, that such termination shall not cause any of the assets held under the Plan to be used for any purpose other than the exclusive benefit of active Members and retired Members and their Beneficiaries or to revert to the Company prior to the satisfaction of all liabilities under the Plan. Notwithstanding the foregoing or the provisions of Section 9.2, 10.2, 12.1 or any other provision of the Plan to the contrary, any assets held under the Plan after the satisfaction of all liabilities under the Plan subsequent to its termination shall revert to the Company.

13.2. Certain Benefits Nonforfeitable. In case of termination of the Plan due to any cause, or partial termination in accordance with the regulations of the Treasury, the right of all Members to benefits will become nonforfeitable to the extent funded or, if greater, to the extent as guaranteed by the Pension Benefit Guaranty Corporation.

13.3. Priority of Distribution on Termination. Except as provided in Section 13.1 hereof, in the event of termination of the Plan, the assets remaining in the Plan shall be used and disposed of for the benefit of the Members and their Beneficiaries in accordance with the provisions of Title IV of ERISA. Without limiting the generality of the foregoing, if the Internal Revenue Service determines that any allocation made pursuant to this Section 13.3 results in “discrimination” (within the meaning of section 401(a)(4) of the Code) then, if required to prevent disqualification of the Plan (or any trust under the Plan) under section 401(a) of the Code, the assets allocated under section 4044(a) of ERISA shall be reallocated to the extent necessary to avoid such discrimination. Subject to regulations of the Pension Benefit Guaranty Corporation, any amount allocated for the benefit of a Member, spouse, or Beneficiary shall be applied for his benefit, as the Committee determines in its sole discretion, either by a cash payment or by the purchase of an insurance company contract or by the continuance of the Trust Fund and the payment of benefits thereunder in such amounts as may be provided by the property so allocated, or by any combination of the foregoing.

13.4. Coordination with Article 15. The priorities for distribution of Plan assets established under Section 13.3 shall be subject to the limitations provided in Article 15 if the termination of the Plan occurs prior to the tenth anniversary of the commencement date (as defined in Section 15.1), or prior to the time when the full current costs of the Plan for the first ten years from the establishment date have been funded. In the event that the limitations provided in Article 15 become applicable, adjustments shall be made in such priorities of distribution as may be required to satisfy the requirements of Article 15.

ARTICLE 14.

Limitation on Benefits

14.1. Code Section 415 Limitations. In addition to other limitations set forth in the Plan and notwithstanding any other provision of the Plan, the Retirement Pension, including the right to any optional benefits provided in the Plan (and all other defined benefit plans required to be aggregated with this Plan under the provisions of section 415 of the Code), shall not increase to an amount in excess of the amount permitted under section 415 of the Code at any time. This shall not require the re-computation of benefits accrued in “limitation years” beginning before July 1, 1987. For purposes of this Article 14, the “limitation year” shall be the Plan Year. Effective for Limitation Years ending after December 31, 2001 (“EGTRRA Effective Date”) and notwithstanding any other provision in the Plan to the contrary, the accrued benefit for any Member shall be determined by applying the terms of the Plan implementing the limitations of Section 415(b) of the Code as was in effect on the day immediately prior to the EGTRRA Effective Date.

14.1.2 Combined Limitations. In the case where (i) this Plan and another defined benefit plan or defined contribution plan of the Company cover the same Member and (ii) reductions in either the amount of the annual benefit payable under this Plan or the amount of annual benefit or annual addition under such other plan with respect to the Member (or both) are necessary in order to comply with section 415 of the Code, a reduction in the annual benefit payable under this Plan to the Member shall be made to the extent necessary to comply with section 415 of the Code prior to any reduction in the annual benefit or annual addition under such other plan with respect to the Member. Effective for Limitation Years beginning on or after January 1, 2000 (the “SBJPA Effective Date”), and notwithstanding any other provision of the Plan, the retirement benefit for any Member shall be determined by applying the terms of the Plan implementing the limitations of section 415 of the Code as if the limitations of section 415 of the Code continued to include the limitations of section 415(e) of the Code as in effect on the day immediately prior to the SBJPA Effective Date. For this purpose, a Member’s defined contribution fraction is set equal to the Member’s defined contribution fraction as of the day immediately prior to the SBJPA Effective Date.

14.1.3 Commencement Prior to Age 62. Notwithstanding the above, if a Member’s annual pension benefit begins before the Member’s 62nd birthday, the determination as to whether the benefit limitation under section 415 of the Code has been satisfied shall be made by adjusting such limitations so that it is the actuarial equivalent of the section 415 limit annual benefit beginning at age 62. For purposes of making such an adjustment, actuarial equivalent shall mean, of the two reductions below, the one which will result in the lesser benefit payable to the Member:

(i) The reduction based on the Plan’s early retirement reduction factors under Section 4.2 hereof, or

(ii) The actuarial reduction based on a 5% interest rate and the mortality table described in Section 5.3.2 hereof.

14.1.4 Commencement Prior to Social Security Retirement Age. Notwithstanding the above, if a Member’s annual pension benefit begins after attaining age 62, but prior to the Member’s Social Security Retirement Age, the determination as to whether the benefit limitation under section 415 of the Code has been satisfied shall be made by adjusting such limitations so that it is the actuarial equivalent of the section 415 limit annual benefit beginning at Social Security Retirement Age. For purposes of making such an adjustment, the limitation shall be reduced by 6  2/3% per year for the first three years, and 5% per year for any additional years, by which the Member’s annual pension benefit commences after age 62, but prior to the Member’s Social Security Retirement Age. The interest rate assumption used to adjust the limitation under this section shall not be less than the greater of 5% or the rate otherwise specified herein.

14.1.5 Adjustment for Certain Other Forms of Benefit. If the benefit to the Member is payable in any form other than a straight life annuity, the determination as to whether the benefit limitation under section 415 of the Code has been satisfied shall be made by adjusting such limitations so that it is the actuarial equivalent of the section 415 limit annual benefit payable in the form of a straight life annuity. For purposes of making such an adjustment, actuarial equivalent shall mean, of the two reductions below, the one which will result in the greater benefit:

(i) The reduction based on the Plan’s factors, or

(ii) The actuarial reduction based on a 5% interest rate (or with respect to lump sum payments or other decreasing annuities (i.e., Level Income Option) the interest rate described in Section 5.3.2 hereof) and the mortality table described in Section 5.3.2 hereof.

14.2. Code Section 415 Definitions. For purposes of this Article 14, the following terms shall have the following meanings:

14.2.1 “Related Company” means any other company which is, together with the Company, a member of a “controlled group of corporations” or under “common control” as determined under sections 414(b) and (c) of the Code as modified by section 415(h) of the Code, or a member of an “affiliated service group” within the meaning of section 414(m) of the Code, and any other entity required to be aggregated with the Company pursuant to regulations that may be issued under section 414(o) of the Code.

14.2.2 “Compensation,” for purposes of section 415 of the Code and this Article 14, means a Member’s earned income, wages, salaries, and fees for professional services, and other amounts received for personal services actually rendered in the course of employment with the Company or any Related Company (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses); and effective January 1, 1998, any elective deferral (as defined in section 402(g)(3) of the Code) and any amount contributed or deferred by the Company or any Related Company at the election of the Member which is not includible in the gross income of the Member under section 125, section 132(f)(4) or section 457 of the Code for a Plan Year but excluding the following:

(i) Company or Related Company contributions to a plan of deferred compensation which are not included in the Member’s gross income for the taxable year in which contributed, or Company or Related Company contributions under a simplified employee pension plan to the extent such contributions are deductible by the Member or any distributions from a plan of deferred compensation;

(ii) amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by the Member either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

(iii) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option;

(iv) other amounts which received special tax benefits, or contributions made by the Company or any Related Company (whether or not under a salary reduction agreement) towards the purchase of an annuity described in section 403(b) of the Code (whether or not the amounts are actually excludable from the gross income of the Member).

Compensation for any Plan Year is the compensation actually paid or includible in gross income during such year or, effective January 1, 1998, which would have been paid or includible during such year had such compensation not been subject to elective deferral or exclusion under section 402(g)(3), 125, 132(f)(4) or 457 of the Code.

14.2.3 “Social Security Retirement Age” means the Social Security retirement age as defined under section 415(b)(8) of the Code which shall mean age 65 in the case of a Member attaining age 62 before January 1, 2000 (i.e., born before January 1, 1938), age 66 for a Member attaining age 62 after December 31, 1999, and before January 1, 2017 (i.e., born after December 31, 1937, but before January 1, 1955), and age 67 for a Member attaining age 62 after December 31, 2016 (i.e., born after December 31, 1954).

ARTICLE 15.

Temporary Limitations on Amount of Benefits

15.1. Effective January 1, 1994, the provisions of this Article 15 shall apply (a) in the event the Plan is terminated, to any Member who is a highly compensated employee or highly compensated former employee (as defined in section 414(q)(1) of the Code) of the Company and (b) in any other event, to any Member who is one of the twenty-five highest compensated Employees or former Employees of the Company for a Plan Year. The amount of the annual payments under the Plan to any Member to whom this Section 15.1 applies shall not exceed an amount equal to the payments that would be made under the Plan during the Plan Year on behalf of the Member under a single life annuity which is of Equivalent Actuarial Value to the sum of all of the Member’s accrued benefits under the Plan.

15.2. The provisions of Section 15.1 shall not apply if (a) the value of the benefits which would be payable under the Plan to a Member described in the immediately preceding paragraph is less than one percent of the value of the current liabilities (as defined in section 412(l)(7) of the Code) under the Plan or (b) the value of the Plan’s assets equals or exceeds, immediately after payment of a benefit under the Plan to a Member described in the immediately preceding paragraph, one hundred ten percent of the value of the current liabilities under the Plan.

15.3. Notwithstanding the preceding provisions of this Article 15, in the event the Plan is terminated, the restrictions contained in Section 15.1 shall not be applicable if the benefits payable under the Plan to any Member who is a highly compensated Employee or a highly compensated former Employee are limited to benefits which are non-discriminatory under section 401(a)(4) of the Code.

15.4. If it should subsequently be determined by statute, court decision acquiesced in by the Commissioner of Internal Revenue or ruling by the Commissioner of Internal Revenue that the provisions of this Article 15 are no longer necessary to qualify the Plan under section 401(a) of the Code, this Article 15 shall be ineffective without the necessity of further amendment to the Plan.

15.5. For the purposes of this Article 15, “highly compensated employee” means, effective for years beginning after December 31, 1996, any Employee who: (1) was a 5-percent owner at any time during the year or the preceding year, or (2) for the preceding year had compensation from the Employer in excess of $80,000 and, if the Employer so elects, was in the top-paid group for the preceding year. The $80,000 amount is adjusted at the same time and in the same manner as under section 415(d) of the Code, except that the base period is the calendar quarter ending September 30, 1996.

For this purpose the applicable year of the plan for which a determination is being made is called a determination year and the preceding 12-month period is called a look-back year.

A highly compensated former employee is based on the rules applicable to determining highly compensated employee status as in effect for that determination year, in accordance with section 1.414(q)-1T, A-4 of the temporary Income Tax Regulations and Notice 97-45.

In determining whether an Employee is a highly compensated employee for years beginning in 1997, this Section is treated as having been in effect for years beginning in 1996.

For this purpose the definition of compensation shall mean compensation as defined in section 415(c)(3) of the Code. Notwithstanding the above, for limitation years beginning after December 31, 1997, compensation shall include elective amounts that are not includible in the gross income of the Member by reason of section 132(f)(4) of the Code.

ARTICLE 16.

Service and Transfer Rules

16.1. Application of Provisions. Notwithstanding any provision to the contrary contained in the Plan, the provisions of this Article 16 shall apply to (a) any Member who ceases to be an Employee and who either (i) remains in the employ of the Company as other than an Employee or (ii) transfers to the employ of an Affiliated Company (as defined in Section 16.4), and (b) any individual either (i) in the employ of the Company other than as an Employee, or (ii) in the employ of an Affiliated Company (as defined in Section 16.4), who ceases such employment and simultaneously becomes an Employee.

16.2. Service Other Than as an Employee. All service rendered by an individual in the employ of the Company, or in the employ of an Affiliated Company (as defined in Section 16.4), which is rendered immediately prior to his transfer to employment as an Employee shall be included as Service under Section 1.34 for the purposes of Article 2 and Article 6 of the Plan, but shall not be included as Credited Service for the purpose of computing the amount of any benefits pursuant to Articles 4 and 6 of the Plan.

16.3. Service Following Service as an Employee. Transfer of a Member from employment as an Employee to other employment with the Company, or to employment with an Affiliated Company (as defined in Section 16.4), shall not be deemed Termination of Employment with the Company for purposes of the Plan and shall not terminate such Employee’s participation in the Plan; provided (i) that any such employment with the Company or with an Affiliated Company (as defined in Section 16.4) rendered on and after the date of such transfer shall be included as Service only for the purposes of Article 2 and Article 6 of the Plan and as Credited Service only for purposes of Section 6.3(ii) of the Plan, and (ii) that the benefits payable to such a Member under the Plan shall be computed under the terms of the Plan in effect on the date on which such Member’s employment with the Company and all Affiliated Companies (as defined in Section 16.4) terminates, but only on the basis of the Member’s accrued Credited Service and Compensation as an Employee.

16.4. “Affiliated Company,” for purposes of Articles 16 and 19, shall mean any other entity, whether or not incorporated, which is, together with the Company, a member of a “controlled group of corporations” or under “common control,” as determined under sections 414(b) and (c) of the Code, or a member of an “affiliated service group” as defined in section 414(m) of the Code; and any other entity required to be aggregated with the Company pursuant to regulations that may be issued under section 414(o) of the Code, provided, however, that except as otherwise specifically provided herein, service with any such other entity shall be recognized for purposes of this Plan only for the period of such affiliation.

ARTICLE 17.

Non-Alienation of Benefits

No benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt so to do shall be void, except as specifically provided in the Plan, nor shall any such benefit be in any manner liable for or subject to garnishment, attachment, execution or levy, or liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled to such benefit. Notwithstanding any provision of the Plan to the contrary, with respect to certain judgments, orders, decrees and/or settlements issued or entered into on or after August 5, 1997, this Article 17 shall not preclude any offset of a Member’s Retirement Pension in an amount which a Member is required to pay to the Plan in accordance with section 401(a)(13)(C) of the Code.

This Article 17 shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Member pursuant to a domestic relations order, unless such order is determined by the Committee to be a qualified domestic relations order, within the meaning of section 414(p) of the Code or such order was entered before January 1, 1985.

Upon written receipt of a domestic relations order, the Committee shall review this order, inform the Trustee, and gather such facts as it may deem appropriate. The Committee may consult with legal counsel for the Plan in such matters. The Committee shall reach a decision within eighteen (18) months of receipt of the order whether it is a Qualified Domestic Relations Order.

ARTICLE 18.

Miscellaneous

18.1. Rights of Employees. Nothing herein contained shall be deemed to give any Employee the right to be retained in the employ of the Company or to interfere with the right of the Company to discharge such Employee at any time, nor shall it be deemed to give the Company the right to require the Employee to remain in its employ, nor shall it interfere with the Employee’s right to terminate his employment at any time.

18.2. Return of Contributions.

18.2.1 The obligation of the Company to make any contribution to the Plan hereby is conditioned upon the continued qualification of the Plan under section 401(a) of the Code and the exempt status of the Trust Fund under section 501(a) of the Code and upon the deductibility of such contribution under section 404(a) of the Code. To the extent any such deduction is disallowed, the Company shall, within one year following the disallowance of the deduction, demand repayment of such disallowed contribution and the Trustee shall return such contribution within one year following the disallowance. Earnings of the Plan attributable to the excess contribution may not be returned to the Company, but any losses attributable thereto must reduce the amount so returned.

18.2.2 Notwithstanding the provisions of Section 9.2 or any provision of the Plan, that portion of any Company contribution which is made by reason of a good faith mistake in determining the deductibility of such contribution or a good faith mistake of fact shall be returned to the Company, provided that the twelve-month period commencing on the date the deduction was disallowed or the date such contribution was made, whichever is applicable, has not expired. The amount which shall be returned to the Company pursuant to the preceding sentence shall be an amount equal to the excess of the amount actually contributed over the amount that would have been contributed if the mistake had not been made; provided, however, that gains attributable to the returnable portion shall be retained in the Trust Fund; and provided, further, that the returnable portion shall be reduced by any losses attributable thereto.

18.3. Mergers. This Plan shall not be merged into any other pension or retirement plan under circumstances resulting in a transfer of assets or liabilities from this Plan to any other Plan unless immediately after any such merger, consolidation, or transfer each Member would (if the Plan then terminated) receive a benefit which would be equal to or greater than the benefit he would have been entitled to receive immediately before such merger, consolidation, or transfer.

18.4. Monthly Benefits. All monthly benefits shall be payable on the first date of each month.

18.5. Governing Law. Except to the extent preempted by federal law, the provisions of the Plan will be construed according to the laws of the State of New York.

18.6. Headings. The headings of this Plan are inserted for convenience of reference only and shall have no effect upon the meaning of the provisions hereof.

ARTICLE 19.

Top-Heavy Plans

19.1. Effects of Top-Heavy Status. In the event that the Plan shall be deemed to be a Top-Heavy Plan in accordance with the provisions of Section 19.2 at any time on or after July 1, 1985, the following provisions shall automatically become applicable and shall supersede any contrary provision of the Plan:

19.1.1 The vested portion of any Member’s Accrued Benefit derived from Company contributions shall be a percentage of such Member’s Accrued Benefit derived from Company contributions determined on the basis of the Member’s years of Service, in accordance with the following tables:

(i) For Plan Years commencing prior to July 1, 1989:

Years of Service	Percentage
2	20%
3	40%
4	60%
5	80%
6 or more	100%

(ii) For Plan Years commencing on or after July 1, 1989:

Years of Service	Percentage
Less than 3	0%
3 or more	100%

In the event a Member’s vested portion of his Accrued Benefit derived from Company contributions under the terms of the Plan determined without regard to this Subsection 19.1.1 at any time exceeds the percentage determined above, such Member shall be entitled to such greater percentage.

The vesting schedule under this Section 19.1.1 shall not apply if the Plan ceases to be Top-Heavy except to the extent that the Plan resumes Top-Heavy status or to the extent that Members with 5 or more years of Service (effective for Plan Years commencing after June 30, 1989, 3 or more years of Service) elect in accordance with section 411(a)(10) of the Code to have it continue to determine the nonforfeitable percentage of their Accrued Benefit.

19.1.2 In any year in which the Plan is a Top-Heavy Plan, a Member who is not a Key Employee shall accrue a benefit derived from Company contributions which, when expressed as an Annual Retirement Benefit, shall not be less than the Applicable Percentage of the Member’s Average Compensation.

19.1.3 The term “Annual Retirement Benefit” means a benefit in the form of an annuity for the Member’s life (with no ancillary benefits) beginning at age 65.

19.1.4 A Member’s “Applicable Percentage” means the lesser of (A) 2% multiplied by his number of years of Service, or (B) 20%. For purposes of the preceding sentence, years of Service shall be determined under the rules of paragraphs (4), (5) and (6) of section 411(a) of the Code. Years of Service shall be disregarded to the extent that (i) they were completed within a Plan Year beginning prior to January 1, 1984 or (ii) the Plan was not a Top-Heavy Plan during the Plan Year ending within such year of Service. Notwithstanding the foregoing, if a Member is also a Member in one or more defined contribution plans maintained by the Company or an Affiliated Company, the percentage in (A) above shall be reduced by .4% for each 1% (and proportionately for fractions thereof) of the Member’s compensation that is contributed by the Company or an Affiliated Company (including forfeitures and for plan years beginning on or after January 1, 1985, salary reduction contributions made by the Member under a plan qualifying under section 401(k) of the Code) to such plan on behalf of the Member.

19.1.5 A Member’s “Average Compensation” means his average compensation during the period of consecutive years of Service (not exceeding five) during which his aggregate compensation from the Company and/or Prior Company is the greatest. Years of Service (and compensation paid to the Member during such periods) shall be excluded in computing a Member’s Average Compensation if such years of Service are (A) completed prior to January 1, 1984 or (B) begin after the close of the last Plan Year in which the Plan was a Top-Heavy Plan.

19.1.6 Prior to January 1, 2000, the requirements of sections 415(e)(2)(B) and (3)(B) of the Code as set forth in Section 14.3 hereof shall be applied to the Plan by substituting “1.0” for “1.25” wherever the latter appears therein.

19.1.7 For purposes of this Article 19, the term “compensation” shall have the same meaning as set forth in section 414(q) of the Code.

19.2. Definition of Top-Heavy Plan. This Plan shall be a “Top-Heavy Plan” in any Plan Year if the present value of the cumulative accrued benefits (as that phrase is used in section 416(g) of the Code) under the Plan for Key Employees as of the Determination Date exceeds 60% of the present value of the cumulative accrued benefits under the Plan for all Members as of such date. In the event the Plan is part of an Aggregation Group, it shall be a “Top-Heavy Plan” in any Plan Year if the sum of the present value of the cumulative accrued benefits for Key Employees under all defined benefit plans which are part of the Aggregation Group plus the aggregate account balances of Key Employees under all defined contribution plans which are part of such group as of the Determination Date exceeds 60% of the sum of all benefits accrued by and the account balances of, participants in all such plans as of such date.

19.2.1 The term “Aggregation Group” includes all plans of the Company and any Affiliated Company in which a Key Employee participates, all other plans maintained by the Company and any Affiliated Company which enable a plan in which a Key Employee participates to comply with the requirements of sections 401(a)(4) or 410 of the Code and any other plans of the Company and any Affiliated Group which are designated as part of the Aggregation Group, provided that all such plans in such group would continue to satisfy the requirements of sections 401(a)(4) and 410 of the Code.

19.2.2 The term “Key Employee” means any Member or former Member (or beneficiary of such Member) who at any time during the Plan Year or any of the four preceding Plan Years is:

(i) an officer of the Company or any Affiliated Company having an annual compensation (as defined in section 414(q) of the Code) greater than: (a) for all Plan Years prior to January 1, 1989, 150% of the amount in effect under section 415(c)(1)(A) of the Code for any such Plan Year, and (b) for all Plan Years after December 31, 1988, 50% of the amount in effect under section 415(b)(1)(A) of the Code for any such Plan Year;

(ii) one of the ten employees having annual compensation (as defined in section 414(q) of the Code) from the Company or any Affiliated Company of more than the limitation in effect under section 415(c)(1)(A) of the Code and owning (or considered as owning within the meaning of section 318 of the Code) the largest interest in the Company or any Affiliated Company;

(iii) a 5% owner of the Company or any Affiliated Company; or

(iv) a 1% owner of the Company or any Affiliated Company if his compensation (as defined in section 414(q) of the Code) from the Company or such Affiliated Company exceeds $150,000.

For purposes of (i) above, the number of Members who shall be deemed officers (and therefore Key Employees) shall not exceed the lesser of (1) 50 or (2) the greater of 3 or 10% of the total number of employees of the Company and all Affiliated Companies. For the purpose of (ii) above, if two employees have the same interest in the Company or an Affiliated Company, the employee having greater annual compensation (as defined in section 414(q) of the Code) from the Company or Affiliated Company shall be treated as having a larger interest. For the purposes of (iii) and (iv) above, the terms “5% owner” and “1% owner” shall have the meanings set forth in section 416(i)(1)(B) and (C) of the Code. For purposes of this Section 19.2.2, the term “compensation” shall have the same meaning as under section 414(q)(7) of the Code.

A “non-Key Employee” is any individual who is not a Key Employee.

Notwithstanding the foregoing, effective January 1, 2002, Key Employee means any Member or former Member (including any deceased employee) who at any time during the Plan Year that includes the determination date was an officer of the plan sponsor (or of any corporation required to be aggregated with the plan sponsor under section 414(b), (c), (m) or (o) of the Code) having annual compensation greater than $130,000 (as adjusted under section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5-percent owner of the plan sponsor, or a 1-percent owner of the plan sponsor having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of section 415(c)(3) of the Code. The determination of who is a Key Employee will be made in accordance with section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

19.2.3 “Determination Date” means (i) the last day of the preceding Plan Year, or (ii) in the case of the first Plan Year, the last day of such Plan Year.

19.2.4 For purposes of this Article 19, the present value of the cumulative accrued benefits shall be determined in accordance with the actuarial factors set forth in Appendix A hereto. If the plans in the Aggregation Group use different actuarial assumptions for purposes of determining the present value of the cumulative accrued benefits for Key Employees under all defined benefit plans which are part of the Aggregation Group, (i) for Key Employees, the actuarial funding assumptions used to maintain the funding standard account under a selected plan in the Aggregation Group, shall be used, and (ii) for Members who are non-Key Employees, such benefit shall accrue not more rapidly than the slowest accrual rate permitted under section 411(b)(1)(C) of the Code.

19.3. Exception to Combined Limit Rule. Prior to January 1, 2000, the requirements of Section 19.1.6 shall not apply notwithstanding the fact that the Plan may be a Top-Heavy Plan in the event that (i) the present value of the cumulative accrued benefits under the Plan for Key Employees as of the Determination Date does not exceed 90% of the present value of the cumulative accrued benefits for all Members as of such date, and (ii) the definition of Applicable Percentage is modified, in Plan Years for which a Key Employee exceeds the limits of Section 19.1.4, by substituting “3%” for “2%,” and increasing the 20% limit by 1% (up to a maximum of 10%) for each Plan Year in which the Plan is a Top-Heavy Plan.

19.4. Miscellaneous Rules.

19.4.1 Effective January 1, 2002, for purposes of determining the present value of accrued benefits and the amounts of account balances for any Member as of the Determination Date, such present value shall be increased by the aggregate distributions made with respect to such individual from the Plan and any plan aggregated with the Plan under section 416(g)(2) of the Code during the one-year period ending on the Determination Date (even if such Plan had been terminated), and, in the case of a distribution made for a reason other than severance from employment, death, or disability, this provision shall be applied by substituting “five-year period” for “one-year period.

19.4.2 Except to the extent provided by Treasury Regulations, the actuarial value of the cumulative accrued benefit for any Member shall not include any rollover contributions made by the Member into the Plan from a plan that was not maintained by the Company or an Affiliated Company if initiated by the Member and occurring after December 31, 1983.

19.4.3 If a Member is a non-Key Employee with respect to a Plan Year but was a Key Employee with respect to any prior Plan Year, the accrued benefit of such Member (and the account of such Member) shall not be taken into account for purposes of determining whether the Plan is a Top-Heavy Plan.

19.4.4 The determination of whether the benefit and vesting requirements of Section 19.1 have been met when the Plan is a Top-Heavy Plan shall be made without taking into account any benefits or contributions under chapters 2 or 21 of Title II of the Social Security Act or any other federal or state law.

19.4.5 Effective January 1, 2002, the accrued benefits and accounts of any individual who has not performed services for the for the Company or any Affiliated Company during the one-year period ending on the Determination Date shall not be taken into account.

19.4.6 Notwithstanding anything contained in this Article 19 to contrary, effective January 1, 2002, for purposes of satisfying the minimum benefit requirements of section 416(c)(1) of the Code and the Plan, in determining years of service with the Company or any Affiliated Company, any service with the Company or any Affiliated Company shall be disregarded to the extent that such service occurs during a Plan Year when the Plan benefits (within the meaning of section 410(b) of the Code) no Key Employee or former Key Employee.

IN WITNESS WHEREOF, and as evidence of the adoption of this Plan by the Company, it has caused the same to be signed by its officers thereunto duly authorized, and its corporate seal to be affixed thereto, this 30th day of May, 2006.

AVIS RENT A CAR SYSTEM, LLC

Attest:

By:
Name:
Title:

Assistant Secretary

[Corporate Seal]